BLDR

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Builders FirstSource, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Builders FirstSource

OUTPERFORM TODAY.

TRANSFORM TOMORROW.

2025 PROXY STATEMENT

A MESSAGE TO

OUR STOCKHOLDERS

Paul S. Levy Chairman of the Board

TO OUR FELLOW STOCKHOLDERS,

Our distribution footprint and trusted partnership with customers position us as one of the premier solutions providers to homebuilders. We are focused on helping to address industry pain points and improve homebuilding efficiency by investing in value-added products and digital solutions. Our strong financial position provides us with the flexibility to invest for profitable growth and deliver long-term shareholder value.

Peter M. Jackson Chief Executive Officer and President

2024 Results Demonstrated Our Resilience

Despite a complex operating environment, including ongoing affordability headwinds due to elevated interest rates, we delivered resilient results highlighted by a double-digit EBITDA margin in the mid-teens and robust free cash flow. We accomplished this through the strength of our differentiated platform, our operational excellence initiatives as demonstrated by our $117 million in productivity savings for the year, and by the continued execution of our strategy by our 29,000 team members. By continuing to invest in our value-added solutions and our installed services, along with leveraging cutting-edge technology, we are addressing customer challenges and serving as the supplier of choice. Our investments today in organic growth opportunities and value-enhancing acquisitions position us to perform well in any environment.

We are differentiated as the only provider of an end-to-end digital platform in the industry, which we believe is a game changer as it will bring efficiency to the homebuilding process, saving time and money for our customers and their clients. We launched our platform earlier this year and are confident in our ability to generate value from our digital solutions.

Focused on Shareholder Returns

Our Board of Directors and management team are focused on maximizing shareholder returns. Our business generates consistently strong free cash flow through the cycle, which we deploy under our balanced capital allocation strategy. This disciplined capital deployment framework remains in place: maintaining a fortress balance sheet, investing in organic growth, making value-enhancing acquisitions, and returning capital to shareholders through share repurchases. We continue to invest in our business to grow, focusing on manufacturing automation, capacity expansion, and digital improvements. We also continue to pursue strategic tuck-in M&A, and in 2024, we completed 13 acquisitions with aggregate 2023 sales of approximately $420 million to expand our footprint into high-growth geographies and enhance our value-added offerings. We also began this year on a high note by completing our acquisition of Alpine Lumber Company in January 2025, a 21-location business strategically located in Colorado and New Mexico with 2024 sales of approximately $500 million.

A MESSAGE TO OUR STOCKHOLDERS

We are returning capital to shareholders through opportunistic share buybacks, repurchasing approximately $1.5 billion of shares in 2024 and more than 46% of our outstanding shares since August 2021. Amid a challenging operating environment, we have produced impressive historical shareholder returns through our efforts to maximum shareholder value.

Committed to Our Team Members and Corporate Social Responsibility

Our people-first culture is a key contributor to our leading position as we attract, train, and retain the best talent in the industry and possess a field leadership team with more than 30 years of average experience. Safety is a top priority, and in 2024, we continued to enhance our safety processes and performance, helping drive a 10% annual improvement in our recordable incident rate and once again achieving our 10% annual reduction target.

Our annual team member engagement survey showed an 78% favorability rating in 2024, up 4% from the prior survey. We are committed to maintaining engagement with our team members and enhancing their experience at Builders FirstSource.

We are also making meaningful progress on our corporate sustainability journey. In 2023, we reported our Scope 1 and 2 greenhouse gas emissions for the first time, and we will introduce our initial reduction targets later this year. We continue to drive our sustainability initiatives in a manner that benefits our customers, team members, and stakeholders.

Stable Leadership and Enhanced Corporate Governance

In November 2024, Peter M. Jackson was named the Company’s new Chief Executive Officer and President in a planned succession following Dave E. Rush’s retirement, and Pete R. Beckmann succeeded Mr. Jackson as Executive Vice President and Chief Financial Officer. In March 2025, we appointed Cheryl Ainoa and Maria Renz to our Board of Directors. Mses. Ainoa and Renz bring deep expertise in e-commerce, technology, and digital innovation, helping us further strengthen our digital leadership and reinforcing our commitment to delivering best-in-class solutions to our customers. Our Board also recently formed a Technology Committee in an effort to further strengthen board oversight of our digital and technology strategy and systems. Additionally, in line with our commitment to strong corporate governance and accountability, we are including a proposal in this year’s Proxy Statement to amend our Certificate of Incorporation to declassify our Board of Directors, in line with most of our peer companies in the S&P 500.

We invite you to attend the annual meeting of stockholders of Builders FirstSource, Inc., which will take place at 6031 Connection Drive, Irving, Texas 75039, on Tuesday, May 27, 2025, at 9:00 a.m. local time. Details of the business to be conducted at the annual meeting follow. Your vote is important to us. Even if you intend to join us in person, we encourage you to vote in advance, so we will know we have a quorum of stockholders for the meeting. When you vote in advance, please also indicate your intention to personally attend the annual meeting. See the Question and Answer section on page three of the Proxy Statement for instructions should you plan to attend in person.

On behalf of the Board of Directors and the executive management team, we would like to express our appreciation for your continued interest in the affairs of Builders FirstSource and ask for your support of management at this year’s annual meeting.

Sincerely,	Sincerely,

Paul S. Levy Chairman of the Board	Peter M. Jackson Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

ITEMS OF BUSINESS

For the purpose of considering and acting upon the following:

(1)
The election of directors;
(2)
An advisory vote on the compensation of the named executive officers;
(3)
The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm;
(4)
An amendment to the Certificate of Incorporation to declassify our Board of Directors;
(5)
An amendment to the Certificate of Incorporation to remove limits on the size of our Board of Directors;
(6)
An amendment to the Certificate of Incorporation to limit the liability of certain officers consistent with Delaware law; and
(7)
Any other business that may properly be brought before the annual meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 28, 2025 will be entitled to vote at the meeting.

Directions to be able to attend the meeting and vote in person may be obtained by contacting the Corporation’s legal department at (214) 880-3500.

By Order of the Board of Directors,

Timothy D. Johnson

Corporate Secretary

April 15, 2025

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 27, 2025: The Proxy Statement and the 2024 Annual Report on Form 10-K are available at www.proxydocs.com/BLDR and at www.bldr.com.

IMPORTANT:

Please see the Question and Answer section on page 4 of this Proxy Statement for instructions on what you need to do to attend the annual meeting in person. Please note that the doors to the annual meeting will open at 8:30 a.m. and will close promptly at 9:00 a.m. Whether or not you expect to personally attend, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the internet, by telephone via toll-free number, or, if you elect to receive your proxy materials by mail, by completing, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided, will save us the expense and extra work of additional proxy solicitation. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on the Notice Regarding the Availability of Proxy Materials, proxy card, or voting instructions forwarded by your bank, broker, or other stockholder of record, as applicable.

TABLE OF CONTENTS

Solicitation and Ratification of Proxies	1	Executive Compensation and Other Information	38
General Information about Proxies and Voting	2	Compensation Discussion and Analysis	38
		Compensation Committee Report	52
Outstanding Stock	2	Summary Compensation Table	53
Internet Availability of Proxy Materials	2	2024 Grants of Plan-Based Awards	54
Voting Matters and Board Recommendations	3	Employment Agreements	55
Questions and Answers about the Meeting and Voting	4	2024 Outstanding Equity Awards at Year-End	56
		2024 Option Exercises and Stock Vested	58
Proposal 1 — Election of Directors	9	2024 Nonqualified Deferred Compensation	58
Class II — Directors with Terms Expiring in 2025	10	Potential Payments Upon Termination or Change in Control	59
Continuing Directors	12	Summary of Termination Payments and Benefits	60
Class III — Directors with Terms Expiring in 2026	12	Chief Executive Officer Pay Ratio Disclosure	61
Class I — Directors with Terms Expiring in 2027	16	Pay Versus Performance	62
Director Compensation	18	Proposal 2 — Advisory Vote on Executive Compensation	67
Compensation of Directors	18
Director Compensation Program	19	Compensation Committee Interlocks and Insider Participation	68
Information Regarding the Board and its Committees	21
		Certain Relationships and Related Party Transactions	69
Board Purpose and Structure	21
Board Composition	22	Securities Owned by Directors, Executive Officers, and Certain Beneficial Owners	70
Director Independence	23
Board Meetings and Attendance	23	Equity Compensation Plan Information	73
Board Leadership Structure and Role in Risk Oversight	23	Proposal 3 — Ratification of Selection of Independent Registered Public Accounting Firm	74
Audit Committee	25
Compensation Committee	26
Nominating and Corporate Governance Committee	27	Fees Paid to PricewaterhouseCoopers LLP	74
Technology Committee	28	Stockholder Approval of Board Recommended Charter Amendments	76
Report of the Audit Committee	29
Corporate Governance	31	Proposal 4: Amendment to our Certificate of Incorporation to Declassify our Board of Directors	77
Code of Business Conduct and Ethics	31
Director Candidates	32
Policy on Stockholder Recommendations for Director Candidates	32	Proposal 5: Amendment to our Certificate of Incorporation to Remove Limits on the Size of our Board of Directors	79
Proxy Access for Director Nominations	32
Corporate Governance Guidelines	33	Proposal 6: Amendment to our Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Delaware Law	80
Board Evaluation Process	33
Communication with Directors	34
Auditor Services Pre-Approval Policy	34	Stockholder Proposals	82
2024 Corporate Social Responsibility Highlights	35	Reduce Printing and Mailing Costs	84
		Other Matters	85
Executive Officers of the Registrant	36	Appendix A	86

BUILDERS FIRSTSOURCE, INC.	i	2025 PROXY STATEMENT

PROXY STATEMENT

Annual Meeting of Stockholders

May 27, 2025

This Proxy Statement is being furnished by Builders FirstSource, Inc. (the “Corporation,” the “Company,” or “Builders FirstSource”) in connection with a solicitation of proxies by its Board of Directors (the “Board of Directors” or the “Board”) to be voted at the annual meeting of the Corporation’s stockholders to be held on May 27, 2025 (the “annual meeting” or “meeting”). Whether or not you personally attend, it is important that your shares be represented and voted at the annual meeting. Most stockholders have a choice of voting over the internet, by using a toll-free telephone number, or, for stockholders who elect to receive their proxy materials by mail, by completing a proxy card and mailing it in the postage-paid envelope provided. Check the Notice Regarding the Availability of Proxy Materials, your proxy card, or the information forwarded by your bank, broker, or other stockholder of record, as applicable, to determine which voting options are available to you. The internet voting and telephone voting facilities for stockholders of record will be available until 8:00 a.m. Central Time on May 27, 2025. The Notice Regarding the Availability of Proxy Materials will first be mailed on or about April 15, 2025.

SOLICITATION AND RATIFICATION OF PROXIES

If a proxy card is signed and returned, it will be voted as specified on the proxy card, or, if no vote is specified, it will be voted “FOR” all nominees presented in Proposal 1, and “FOR” Proposals 2, 3, 4, 5 and 6. At any time before it is exercised, you may revoke your proxy by timely delivery of written notice to the Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including by internet or telephone vote), or by voting via ballot at the annual meeting. Voting in advance of the annual meeting will not limit your right to vote at the annual meeting if you decide to attend in person. If you are a beneficial owner, and your shares are registered in the name of a bank, broker, or other stockholder of record, to be able to vote in person at the annual meeting you must obtain, from the stockholder of record, a legal proxy and submit it together with your ballot at the meeting. See “Questions and Answers about the Meeting and Voting” in this Proxy Statement for an explanation of the term “beneficial owner.”

The proxy accompanying this Proxy Statement is being solicited by the Board of Directors. The Corporation will bear the entire cost of this solicitation, including the preparation and delivery of this Proxy Statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail and the internet, proxies may be solicited by directors, executive officers, and other employees of Builders FirstSource or its subsidiaries, in person or by telephone. No additional compensation will be paid to directors, executive officers, or other employees for their services in this regard. Builders FirstSource will also request banks, brokers, and other stockholders of record to forward proxy materials, at the Corporation’s expense, to the beneficial owners of the Corporation’s shares.

BUILDERS FIRSTSOURCE, INC.	1	2025 PROXY STATEMENT

GENERAL INFORMATION ABOUT PROXIES AND VOTING

Outstanding Stock

The stockholders of record of Builders FirstSource, Inc. Common Stock (“Common Stock”) at the close of business on March 28, 2025 will be entitled to vote in person or by proxy at the annual meeting. At that time, the Corporation had 113,742,815 outstanding shares of its Common Stock. Each stockholder will be entitled to one vote in person or by proxy for each share of Common Stock held. A quorum for the transaction of business shall be constituted by the presence at the annual meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the meeting. All shares for which proxies or voting instructions are returned are counted as present for purposes of determining the existence of a quorum at the annual meeting.

Internet Availability of Proxy Materials

As permitted by federal securities laws, Builders FirstSource is making this Proxy Statement and 2024 Annual Report on Form 10-K (the “2024 Annual Report”) available to its stockholders primarily via the internet instead of mailing printed copies of these materials to each stockholder. On or about April 15, 2025, we will mail to our stockholders (other than those who previously requested electronic or paper delivery) a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and accompanying 2024 Annual Report. These proxy materials will be made available to our stockholders on or about April 15, 2025. The Notice provides instructions regarding how to vote through the internet. The Proxy Statement and 2024 Annual Report are also available on our website at www.bldr.com.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials by mail unless you request printed materials. If you wish to receive printed proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

If you receive more than one Notice, it means your shares are registered differently and are held in more than one account. To ensure all shares are voted, please either vote each account over the internet or by telephone or sign and return by mail all proxy cards.

BUILDERS FIRSTSOURCE, INC.	2	2025 PROXY STATEMENT

GENERAL INFORMATION ABOUT PROXIES AND VOTING

Voting Matters and Board Recommendations

At this year’s annual meeting, we are asking our stockholders to vote on the following matters:

Proposal		Board Recommendation	Page Number
1.	Election of Directors	FOR each nominee	9
2.	Advisory vote on the compensation of the named executive officers	FOR	67
3.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm	FOR	74
4.	Amendment to the Certificate of Incorporation to declassify our Board of Directors	FOR	77
5.	Amendment to the Certificate of Incorporation to remove limits on the size of our Board of Directors	FOR	79
6.	Amendment to the Certificate of Incorporation to limit the liability of certain officers consistent with Delaware law	FOR	80

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

BUILDERS FIRSTSOURCE, INC.	3	2025 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is a proxy?

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. We designated Timothy D. Johnson, our Executive Vice President, General Counsel and Corporate Secretary, and Pete R. Beckmann, our Executive Vice President and Chief Financial Officer, to act as proxy holders at the annual meeting as to all shares for which proxy cards are returned or voting instructions are provided by internet or telephone.

What is a proxy statement?

A proxy statement is a document that the Securities and Exchange Commission (the “SEC”) regulations require us to give you when we ask you to provide a proxy (by voting by phone or internet or, if applicable, by returning a proxy card by mail) designating the proxy holders described above to vote on your behalf.

What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a “beneficial owner?”

If your shares are registered in your name at our transfer agent, Computershare Investor Services, you are a stockholder of record.

If your shares are held through a broker, bank, trustee, nominee, or other similar stockholder of record on your behalf, your shares are held in street name and you are the beneficial owner of the shares.

How do you obtain admission to the annual meeting?

Stockholders of Record. Stockholders of record must bring a current government-issued photo identification card to gain admission to the annual meeting.

Street Name Holders. To obtain admission to the annual meeting, a street name holder must (i) bring a current government-issued photo identification card and (ii) ask his or her broker or bank for a legal proxy and must bring that legal proxy with him or her to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name, and you are issued a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person.

What different methods can you use to vote?

By Written Proxy. Stockholders who elect to receive their proxy materials by mail may vote by mailing the written proxy card.

By Telephone and Internet Proxy. All stockholders of record may also vote by telephone from the U.S., using the toll-free telephone number provided on the proxy card or on the website listed on the Notice, or by the internet, using the procedures and instructions described in the Notice or proxy card. Street name holders may vote by telephone or the internet if their bank, broker, or other stockholder of record makes those methods available. If that is the case, the bank, broker, or other stockholder of record will enclose the instructions with the Proxy Statement or other notice of the meeting. The telephone and internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, allow stockholders to vote their shares, and confirm that their instructions have been properly recorded.

BUILDERS FIRSTSOURCE, INC.	4	2025 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

In Person. All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in the foregoing question).

What is the record date and what does it mean?

The record date for the annual meeting is March 28, 2025. The record date is established by the Board of Directors as required by Delaware law. Stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting.

What are your voting choices for director nominees, and what vote is needed to elect directors?

For the vote on the election of the Class II director nominees to serve until the 2028 annual meeting, stockholders may:

▪
vote in favor of all nominees,
▪
vote against all nominees, or
▪
vote in favor of specified nominees and against other specified nominees, or abstain from voting on all or certain specified nominees.

At the annual meeting in 2025, directors will be elected by a majority of the votes cast in person or by proxy at the annual meeting. Each director nominee in 2025 has submitted an irrevocable resignation that will be effective upon the occurrence of (i) the failure of such director nominee to receive a majority of the votes cast and (ii) the acceptance of that resignation by the Board. Abstentions from voting have no effect on the outcome of such vote because the election of directors is determined on the basis of votes cast and abstentions are not counted as votes cast.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

What are your voting choices on the advisory vote to approve the 2024 compensation of the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation?

In the non-binding vote to approve the 2024 compensation of the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation, as discussed and disclosed in this Proxy Statement, stockholders may:

▪
vote in favor of the proposal,
▪
vote against the proposal, or
▪
abstain from voting on the proposal.

This proposal requires the affirmative vote of a majority of the votes represented and entitled to vote at the annual meeting. Accordingly, abstentions have the effect of a vote “against” Proposal 2. This is an advisory vote, and, as such, is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee will consider the results of the vote when setting the compensation of the Corporation’s executive officers in the future.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.

BUILDERS FIRSTSOURCE, INC.	5	2025 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What are your voting choices on the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm, and what vote is needed to ratify their appointment?

On the vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2025, stockholders may:

▪
vote in favor of the ratification,
▪
vote against the ratification, or
▪
abstain from voting on the ratification.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting. Accordingly, abstentions will have the effect of a vote “against” Proposal 3. This vote is not binding on the Board or the Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3.

What are your voting choices on the vote to approve the amendment to the Certificate of Incorporation to declassify the Board of Directors, and what vote is needed to approve the amendment?

On the vote to approve the amendment to the Certificate of Incorporation to declassify the Board of Directors, as discussed and disclosed in this Proxy Statement, stockholders may:

▪
vote in favor of the proposal,
▪
vote against the proposal, or
▪
abstain from voting on the proposal.

This proposal requires the affirmative vote of the holders of 66 and two-thirds percent (66 ⅔%) of the votes entitled to vote at the annual meeting. Accordingly, abstentions have the effect of a vote “against” Proposal 4.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 4.

What are your voting choices on the vote to approve the amendment to the Certificate of Incorporation to remove limits on the size of our Board of Directors, and what vote is needed to approve the amendment?

On the vote to approve the amendment to the Certificate of Incorporation to remove limits on the number of directors, as discussed and disclosed in this Proxy Statement, stockholders may:

▪
vote in favor of the proposal,
▪
vote against the proposal, or
▪
abstain from voting on the proposal.

This proposal requires the affirmative vote of the holders of 66 and two-thirds percent (66 ⅔%) of the votes entitled to vote at the annual meeting. Accordingly, abstentions have the effect of a vote “against” Proposal 5.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 5.

BUILDERS FIRSTSOURCE, INC.	6	2025 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What are your voting choices on the vote to approve the amendment to the Certificate of Incorporation to limit the liability of certain officers consistent with Delaware law, and what vote is needed to approve the amendment?

On the vote to approve the amendment to the Certificate of Incorporation to limit the liability of certain officers consistent with Delaware law, as discussed and disclosed in this Proxy Statement, stockholders may:

▪
vote in favor of the proposal,
▪
vote against the proposal, or
▪
abstain from voting on the proposal.

This proposal requires the affirmative vote of a majority of the votes entitled to vote at the annual meeting. Accordingly, abstentions have the effect of a vote “against” Proposal 6.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 6.

Is the approval of any one of Proposals 4, 5 or 6 conditioned on the approval of the others?

No, Proposals 4, 5 and 6 are each independent proposals and none of these proposals are contingent on the approval of the others. If only some, but not all, of these proposals are approved, amendments to our Certificate of Incorporation, contained in Appendix A, will be made as described in “Stockholder Approval of Board Recommended Charter Amendments.”

What if a stockholder does not specify a choice for a matter when returning a proxy card?

Stockholders should specify their choice for each proposal described on the proxy card, if they receive one. However, proxy cards that are signed and returned, but for which no specific instruction is given, will be voted “FOR” all the director candidates listed in Proposal 1, and “FOR” Proposals 2, 3, 4, 5, and 6.

If any matters not specifically set forth in this Proxy Statement properly come to a vote at the meeting, either of the members of the Proxy Committee, comprised of Timothy D. Johnson and Pete R. Beckmann, will vote regarding those matters in accordance with their best judgments.

What are broker non-votes and how are they counted?

Although your broker is the record holder of any shares that you hold in street name, it must vote those shares pursuant to your instructions. If you do not provide instructions, your broker may exercise discretionary voting power over your shares for “routine” items but not for “non-routine” items. All matters described in this Proxy Statement, except for the ratification of the appointment of our independent auditor, are considered to be non-routine matters. “Broker non-votes” occur with respect to a non-routine matter when shares held of record by a broker are not voted on such matter because the beneficial owner has not provided voting instructions and the broker either lacks or declines to exercise the authority to vote the shares in its discretion.

Broker non-votes will be counted as present for purposes of establishing a quorum. Broker non-votes will not have any effect on Proposal 1, since broker non-votes are not votes cast. Broker non-votes will have the effect of a vote “AGAINST” Proposals 2 and 4, 5 and 6, since broker non-votes are entitled to vote at the annual meeting but are not entitled to vote on “non-routine” items. Brokers have discretionary authority to vote on Proposal 3.

BUILDERS FIRSTSOURCE, INC.	7	2025 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Can I change my mind and revoke or change my proxy?

Yes. A stockholder of record may revoke a proxy or change its vote prior to its exercise at the annual meeting by:

▪
submitting a later-dated vote by telephone or Internet no later than 8:00 a.m. Central Time on May 27, 2025;
▪
signing a valid, later-dated proxy card and submitting it so that it is received before the annual meeting in accordance with the instructions included in the proxy card;
▪
before the annual meeting, signing a written notice of revocation dated later than the date of the proxy and submitting it to our Corporate Secretary so that it is received before the annual meeting; or
▪
attending the annual meeting and voting in person.

Note that attendance at the annual meeting, by itself, will not revoke your proxy.

A street name holder may revoke a proxy given pursuant to this solicitation by following the instructions of the bank, broker, trustee, or other nominee who holds his or her shares.

BUILDERS FIRSTSOURCE, INC.	8	2025 PROXY STATEMENT

PROPOSAL 1 —

ELECTION OF DIRECTORS

Pursuant to the Corporation’s Certificate of Incorporation and By-laws, as currently in effect, the Board is “classified,” which means it is divided into three classes of directors based on the expiration of their terms. Under the classified Board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected and the terms are “staggered” so that the terms of approximately one-third of the directors expire each year.

The terms of three Class II directors, Mark A. Alexander, Dirkson R. Charles, and Peter M. Jackson, will expire at the annual meeting in 2025. Accordingly, Proposal 1 seeks the election of three directors to fill the continuing directorships whose terms expire in 2028. We are also seeking stockholder approval to declassify our Board of Directors, as described in “Proposal 4 – Amendment to our Certificate of Incorporation to Declassify our Board of Directors.” If Proposal 4 is approved by our stockholders, beginning in 2026, directors will stand for one-year terms, with the full Board of Directors standing for annual election beginning in 2028.

The Board of Directors has nominated Messrs. Alexander, Charles, and Jackson for election to a term that will expire at the annual meeting in 2028.

Nominee	Age	Position Held	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Technology Committee

Mark A. Alexander	66	Director
Dirkson R. Charles	61	Director
Peter M. Jackson	53	Director

Unless otherwise indicated, all proxies that authorize the proxy holders to vote for the election of directors will be voted “FOR” the election of the nominees listed below. If a nominee becomes unavailable for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board of Directors may propose. As of the date of this Proxy Statement, each of the nominees has consented to serve and the Board is not aware of any circumstances that would cause a nominee to be unable to serve as a director.

The background and business affiliations of the director nominees, as well as the qualifications that led the Board to conclude that each nominee should serve as a director of the Corporation, are set forth below:

BUILDERS FIRSTSOURCE, INC.	9	2025 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Class II — Directors with Terms Expiring in 2025

Director since: 2021 Age: 66 Committee Membership: ▪ Audit Committee (Member)

MARK A. ALEXANDER

Independent

Mr. Alexander possesses significant executive and financial expertise and experience gained from previous management positions, including previously serving as a CEO of a publicly-traded company. Additionally, his current service on another public company board and its audit committee enables him to provide invaluable guidance and knowledge to our Board and its committees.

Career Highlights:

▪
Founder, Chairman and Chief Executive Officer, Landmark Property Group, a property management and real estate redevelopment company (2009 – Present)
▪
Chief Executive Officer, President, and Director, Suburban Propane Partners, a multibillion-dollar publicly-traded energy services company (1996 – 2009)
▪
Senior Vice President, Business Development, Hanson Industries, the U.S. arm of Hanson plc (1984 – 1996)

Other Public Company Boards:

▪
W.P. Carey Inc. (2016 – Present)
▪
BMC Stock Holdings, Inc. (2017 – 2021)

Skills & Qualifications:

CEO/President Leadership Experience, Operational Responsibility, Logistics, Manufacturing, Finance, Business Development and M&A

BUILDERS FIRSTSOURCE, INC.	10	2025 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Director since: 2022 Age: 61 Committee Membership: ▪ Audit Committee (Member)

DIRKSON R. CHARLES

Independent

Mr. Charles has significant corporate executive experience through his current roles as a CEO and co-chairman of a publicly-traded company and in prior high-level leadership positions. Additionally, he possesses critical accounting skills from his prior experience in public accounting and as a licensed CPA. Mr. Charles’s qualifications and accomplishments provide a crucial perspective for the Board.

Career Highlights:

▪
Founder, Chief Executive Officer and Executive Co-Chairman, Loar Holdings, Inc., which specializes in the design and manufacture of aerospace components (2012 – Present)
▪
Chairman, Doncasters Group Limited, a privately-held leading international manufacturer of high-precision alloy components (2020 – Present)
▪
Executive Vice President, McKechnie Aerospace (2007 – 2012)
▪
Executive Vice President and Chief Financial Officer, K&F Industries, a leading manufacturer of aviation wheels, brakes, fuel tanks and brake control systems (Prior to 2012)

Other Public Company Boards:

▪
Loar Holdings, Inc. (2020 – Present)

Skills & Qualifications:

CEO/President Leadership Experience, Operational Responsibility, Finance, Business Development and M&A

Director since: 2024 Age: 53

PETER M. JACKSON

Mr. Jackson has over two decades of leadership experience, including 17 years in the building products industry, making him an invaluable board member. He deeply understands the Company's business and offers operational, financial and strategic insights to the Board.

Career Highlights:

▪
President and Chief Executive Officer (2024 – Present), Executive Vice President and Chief Financial Officer (2016 – 2024), Builders FirstSource, Inc.
▪
Vice President and CFO of Refrigeration Section (2014 – 2016), Vice President, Finance – Financial Planning and Analysis and Mergers and Acquisitions (2013 – 2014), Vice President and CFO of Residential Heating and Cooling Segment (2007 – 2013), Lennox International, Inc.
▪
Multiple financial leadership roles (prior to 2007), SPX Corporation, General Electric, and Gerber Scientific

Skills & Qualifications:

CEO/President Leadership Experience, Building Materials Industry Experience, Manufacturing, Operational Responsibility, Finance, Business Development and M&A

BUILDERS FIRSTSOURCE, INC.	11	2025 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

CONTINUING DIRECTORS

The background and business affiliations of the Corporation’s other directors, whose terms of service continue beyond 2025, as well as the qualifications that led the Board to conclude that such directors should serve as a director of the Corporation, are set forth below:

Class III — Directors with Terms Expiring in 2026

Director since: 1998 Age: 77 Committee Membership: ▪ Chairman of the Board

PAUL S. LEVY

Independent

Mr. Levy has vast experience investing in and managing a wide variety of businesses, including other building products companies. He has served on the boards of directors of several public companies. Mr. Levy has also been the CEO of a large company, general counsel of another company, and a practicing lawyer, bringing further breadth to his contributions to the Board.

Career Highlights:

▪
Founder and Managing Director, JLL Partners, Inc., a leading private equity firm (1988 – Present)

Other Public Company Boards:

▪
Loar Holdings, Inc. (2024 – Present)
▪
Patheon, Inc. (2011 – 2017)
▪
PGT Innovations, Inc. (2006 – 2013)

Skills & Qualifications:

Building Materials Industry Experience, Finance, Legal, Business Development and M&A

BUILDERS FIRSTSOURCE, INC.	12	2025 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Director since: 2025 Age: 60 Committee Membership: ▪ Technology Committee (Member)

CHERYL AINOA

Independent

Ms. Ainoa is an accomplished product technology-oriented executive with over 25 years of experience with many leading organizations and tech companies. She brings firsthand knowledge and experience in advanced software product development and engineering, product management, and emerging and transformational technologies to the Board. Her past board exposure provides valuable insight to align business operations with future retail and digital trends.

Career Highlights:

▪
Executive Vice President, Chief Technology Officer and other senior executive roles, Sam's Club (2020 – February 2025)
▪
Chief Operating Officer, D2L, (2016 – 2020)
▪
Senior Vice President, Product Development, Intuit, (2011 – 2015)
▪
Senior Vice President, Global Service Engineering, and other senior leadership roles (2003 – 2011), Yahoo!
▪
Vice President, Product Development, A&E Television Networks (1998 – 2003)

Other Public Company Boards:

▪
Move, Inc. (2014)

Skills & Qualifications:

IT & Digital Innovation, Public Company Director Experience

Director since: 2021 Age: 66 Committee Membership: ▪ Nominating and Corporate Governance Committee (Member)

CORY J. BOYDSTON

Independent

Ms. Boydston possesses substantial public company accounting and finance experience through her more than 40 years of service in senior and executive management and as a CPA. Most of her experience is in the homebuilding industry, our primary end-market, which qualifies Ms. Boydston to make critical contributions to the Corporation and our Board.

Career Highlights:

▪
Director, Audit Committee Member and ESG Committee Member, The New Home Company, a privately held homebuilding company (2023 – Present)
▪
Chief Financial Officer, Ashton Woods USA L.L.C., the largest private homebuilder in the United States (2009 – 2022)
▪
Senior Vice President, Chief Financial Officer and Partner, Starwood Land Ventures, LLC, a real estate investment firm that engages in residential land acquisition, development and financing (2008 – 2009)
▪
Senior Vice President, Finance and Treasury, Beazer Homes USA, Inc. (1998 – 2008)
▪
Chief Financial Officer and other senior executive roles, Lennar Corporation (1987 – 1997)

Other Public Company Boards:

▪
BMC Stock Holdings, Inc. (2018 – 2021)

Skills & Qualifications:

Homebuilding Industry Experience, Finance, Business Development and M&A, , Public Company Experience

BUILDERS FIRSTSOURCE, INC.	13	2025 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Director since: 2021 Age: 62 Committee Membership: ▪ Technology Committee (Chair) ▪ Compensation Committee (Member)

JAMES O’LEARY

Independent

Mr. O’Leary has a depth of business, operations, and financial experience gained from serving as a chief executive officer for multiple manufacturing companies, including a publicly-traded company. He also brings valuable accounting experience to our Board as a licensed CPA (currently inactive in New York).

Career Highlights:

▪
Executive Chairman and Interim CEO, DMC Global, Inc., (2024 – Present)
▪
Chairman, Kinematics Manufacturing Company (2015 – Present)
▪
Director, ProSource Plumbing Supply, a plumbing supply company in North Carolina and South Carolina (2022 – Present)
▪
Chairman and Chief Executive Officer, WireCo Worldgroup, Inc., a leading global manufacturer of engineered wire, steel rope, and synthetic rope (2017 – 2019)
▪
Chairman and Chief Executive Officer, Kaydon Corporation, Inc., a diversified global manufacturer of precision industrial goods (2007 – 2013)

Other Public Company Boards:

▪
DMC Global, Inc. (2023 – Present)
▪
BMC Stock Holdings, Inc. (2015 – 2021)

Skills & Qualifications:

CEO/President Leadership Experience, Building Materials Industry Experience, Operational Responsibility, Manufacturing, Finance, Business Development and M&A

Director since: 2025 Age: 56 Committee Membership: ▪ Technology Committee (Member)

MARIA RENZ

Independent

Ms. Renz is a dynamic eCommerce and Technology leader with over 20 years experience leading Fortune 10 companies. At Amazon, she was the first woman to serve as the Technical Advisor to the CEO, and it was her vision for free shipping that ultimately transformed into Amazon Prime. Her board experience spans governance, risk management, and strategy. She is a commercial innovator and brings invaluable technology and digital transformation experience to our Board.

Career Highlights:

▪
Vice President and General Manager, Google (Alphabet Inc.) (2023 – Present)
▪
Senior Vice President, North America, Gopuff LLC, a consumer goods and food delivery commerce platform (2022 – 2023)
▪
Executive Vice President, Consumer Finance and Wealth Management, SoFi Technologies, Inc., a personal finance and technology company (2020 – 2022)
▪
Vice President, Worldwide Customer Service and Delivery Experience (2017 – 2020), Vice President and Technical Advisor to the Chief Executive Officer (2015 – 2017), Chief Executive Officer, Quidsi Inc., and other executive and senior leadership roles, Amazon.com, Inc. (1999 – 2015)

Other Public Company Boards:

▪
DoorDash, Inc. (2020 – 2022)

Skills & Qualifications:

IT & Digital Innovation, Public Company Experience

BUILDERS FIRSTSOURCE, INC.	14	2025 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Director since: 2006 Age: 68 Committee Membership: ▪ Nominating and Corporate Governance Committee (Chair) ▪ Audit Committee (Member)

CRAIG A. STEINKE

Independent

Mr. Steinke’s extensive experience at the senior executive management level, including as a Chief Executive Officer, allows him to make significant contributions to the development of the Corporation’s business strategy. He also brings a broad knowledge of accounting and experience as a CPA to the Board’s discussions. Mr. Steinke has also served as a director on numerous boards.

Career Highlights:

▪
Executive Chairman and former Chief Executive Officer, Service Logic LLC, a private equity owned company specializing in energy management and HVAC services for office buildings, hospitals, data centers, and other commercial buildings on a national scale (2013 – Present)
▪
Operating Partner, Sterling Investment Partners, a leading private equity firm (2008 – 2017)
▪
Director and Operating Adviser, Lazer Spot Inc., which specialized in providing logistics support to Fortune 500 companies (2010 – 2015)
▪
President and Chief Executive Officer, GPX International Tire Corporation, an international manufacturer and distributor of branded industrial and off road equipment tires (2007 – 2013)
▪
President and Chief Executive Officer, Eagle Family Foods, Inc., a private equity owned consumer products company in the food industry (2001 – 2007)

Skills & Qualifications:

CEO/President Leadership Experience, Building Materials Industry Experience, Operational Responsibility, Manufacturing, Finance, Marketing, Business Development and M&A

BUILDERS FIRSTSOURCE, INC.	15	2025 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Class I — Directors with Terms Expiring in 2027

Director since: 2005 Age: 79 Committee Membership: ▪ Compensation Committee (Chair) ▪ Nominating and Corporate Governance Committee (Member)

CLEVELAND A. CHRISTOPHE

Independent

Mr. Christophe has substantial financial and management expertise from his long tenure in the finance and banking industries. He also has significant senior management experience in the commercial and industrial service industry. Additionally, Mr. Christophe’s prior service on other public company boards and audit committees positions him to make valuable contributions to the governance and operation of the Board and its committees.

Career Highlights:

▪
President, US&S, Inc., a supplier of services and materials primarily to various agencies of the U.S. Government (2009 – 2013)
▪
Managing Partner, TSG Capital Group, a private equity investment firm, which he founded (1992 – 2008)
▪
Senior Vice President, TLC Group, L.P. (1987 – 1988)
▪
Numerous senior positions, Citibank, N.A. (1971 – 1987)
▪
Chartered Financial Analyst since 1975

Skills & Qualifications:

CEO/President Leadership Experience, Operational Responsibility, Finance, Marketing, Business Development and M&A

Director since: 2019 Age: 59 Committee Membership: ▪ Audit Committee (Chair)

W. BRADLEY HAYES

Independent

Mr. Hayes has significant public company financial experience. He has over 15 years of experience in senior and executive management and practiced as a CPA for three decades. Through his previous experience as chief financial officer and chairman of the audit committee of publicly-traded companies, Mr. Hayes brings valuable knowledge to the Board and the Audit Committee of the Corporation.

Career Highlights:

▪
Executive Vice President, Chief Financial Officer, Treasurer and other various senior positions, Laboratory Corporation of America Holdings (“LabCorp"), a NYSE-listed life sciences company (2005 – 2014)
▪
KPMG Auditor for nine years

Other Public Company Boards:

▪
Indaptus Therapeutics, Inc. (2021 – Present)
▪
Patheon, N.V. (2016 – 2018)

Skills & Qualifications:

Operational Responsibility, Finance, Marketing

BUILDERS FIRSTSOURCE, INC.	16	2025 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Director since: 1999 Age: 56 Committee Membership: ▪ Compensation Committee (Member)

BRETT N. MILGRIM

Independent

Mr. Milgrim's expertise centers on all aspects of corporate finance and capital markets. His long tenure on the Board of the Corporation, as well as his service on the boards of two other building products companies, gives him in-depth knowledge of the building products industry and the issues faced by the Corporation.

Career Highlights:

▪
Co-Chairman of the Board, Loar Holdings, Inc., a business specializing in the design and manufacture of aerospace components (2017 – Present)
▪
Managing Director, JLL Partners, Inc., a leading private equity firm (1997 – 2011)

Other Public Company Boards:

▪
Loar Holdings, Inc. (2017 – Present)
▪
PGT Innovations, Inc. (2003 – 2024)
▪
Horizon Global Corp. (2019 – 2023)

Skills & Qualifications:

CEO/President Leadership Experience, Building Materials Industry Experience, Business Development and M&A

Director since: 2022 Age: 62 Committee Membership: ▪ Technology Committee (Member)

DAVE E. RUSH

As the former President and Chief Executive Officer of the Corporation who spent nearly 20 years in various roles, Mr. Rush has extensive knowledge of the Corporation and its operations and finances, which continue to make him an essential board member.

Career Highlights:

▪
Special Advisor (2024 – 2025), President and Chief Executive Officer (2022 – 2024), and other senior executive roles including Chief Operating Officer – East, Executive Vice President of the Strategic Management Office, Integration lead for the BMC and ProBuild acquisitions, and Senior Vice President of Strategy and Business Development (1999 – 2022), Builders FirstSource, Inc.

Skills & Qualifications:

CEO/President Leadership Experience, Building Materials Industry Experience, Operational Responsibility, Finance, Business Development and M&A

BUILDERS FIRSTSOURCE, INC.	17	2025 PROXY STATEMENT

DIRECTOR COMPENSATION

Compensation of Directors

The following table sets forth the cash and other compensation paid by the Corporation to the members of the Board of Directors of the Corporation for all services in all capacities during 2024.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)

Cheryl Ainoa(2)	—		—	—

Mark A. Alexander	124,677	(3)	174,945	299,622

Cory J. Boydston	124,677	(3)	174,945	299,622

Dirkson R. Charles	124,677	(3)	174,945	299,622

Cleveland A. Christophe	145,000		174,945	319,945

W. Bradley Hayes	149,751	(3)	174,945	324,696

Peter M. Jackson(4)	—		—	—

Paul S. Levy	269,418	(3)	174,945	444,363

Brett N. Milgrim	124,677	(3)	174,945	299,622

James O’ Leary	124,677	(3)	174,945	299,622

Maria Renz(2)	—		—	—

Dave E. Rush(4)	—		—	—

Craig A. Steinke	144,741	(3)	174,945	319,686

1.
Reflects the aggregate grant date fair value of restricted stock unit awards granted in 2024. The fair value of these awards was determined in accordance with the Compensation – Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. The fair value of the restricted stock unit awards was equal to the closing price of our Common Stock on the grant date.
2.
Mses. Ainoa and Renz were appointed to the Board of Directors effective March 1, 2025 and did not receive any compensation in 2024.
3.
As described below under “Director Compensation Program,” Messrs. Alexander, Charles, Hayes, Levy, Milgrim, O’Leary, and Steinke and Ms. Boydston each took their annual cash retainers and any fees for serving on committees in Common Stock for the full year in 2024. Amounts include the grant date fair value of these stock awards.
4.
As an employee of the Corporation, neither of Messrs. Jackson and Rush received any compensation for his service as a director in 2024. As a named executive officer, the compensation of each of Messrs. Jackson and Rush received as an employee during 2024 is set forth in “Executive Compensation and Other Information” below.

BUILDERS FIRSTSOURCE, INC.	18	2025 PROXY STATEMENT

DIRECTOR COMPENSATION

The following table shows the total number of shares of Common Stock underlying restricted stock units held by the members of the Board of Directors of the Corporation (excluding executive officers) as of December 31, 2024:

Name	Number of Shares Underlying Restricted Stock Units

Cheryl Ainoa	—
Mark A. Alexander	1,194
Cory J. Boydston	1,194
Dirkson R. Charles	1,194
Cleveland A. Christophe	1,194
W. Bradley Hayes	1,194
Paul S. Levy	1,194
Brett N. Milgrim	1,194
James O’Leary	1,194
Maria Renz	—
Craig A. Steinke	1,194

Director Compensation Program

Under the Amended and Restated Director Compensation Policy, directors are entitled to compensation for their service on the Board if they are not concurrently employed in any capacity by the Corporation or any of its subsidiaries ("Eligible Directors"). Pursuant to the policy, Eligible Directors receive an annual cash retainer of $120,000. In addition, the Chair of the Board receives a cash retainer of $150,000 for service in the role. All annual cash retainers are payable quarterly in advance.

Directors receive annual fees for serving on the Board’s committees, but do not receive separate per meeting fees for attending Board or committee meetings. The annual fees for serving on the Board’s committees are as follows:

Committee	Chair Fee	Member Fee (non-Chair)

Audit Committee	$30,000	$5,000

Compensation Committee	$20,000	$5,000

Nominating and Corporate Governance Committee	$20,000	$5,000

Technology Committee	$20,000	$5,000

Eligible Directors also receive annual grants of restricted stock units. In 2024, the number of shares underlying these awards is determined by dividing a dollar value ($175,000 per year) by the fair market value of our Common Stock on the date of grant. These awards vest in full on the earlier of the first anniversary of the grant date or upon such director’s cessation of service due to death, disability, or retirement. If a new Eligible Director joins the Board, or if an existing director’s status changes to allow him or her to qualify as an Eligible Director, that director will receive a grant of restricted stock units on a pro-rated basis for the remainder of the current director compensation year, which is the year from the date of the prior annual meeting of stockholders to the date of the next annual meeting of stockholders.

BUILDERS FIRSTSOURCE, INC.	19	2025 PROXY STATEMENT

DIRECTOR COMPENSATION

In lieu of receiving cash retainers, an Eligible Director may elect to receive fully vested shares of Common Stock having a value on the first day of the service quarter for which they are issued approximately equal to the amount of the cash retainer payment he or she would otherwise receive. Such stock grants in lieu of cash retainer payments will be awarded on a quarterly basis at the same time cash retainer payments would be made. Eligible Directors may only elect to receive fully vested shares of Common Stock in lieu of cash retainers during an open trading window and such election does not take effect until the following year.

We do not compensate directors for any period of service in which they are not Eligible Directors.

BUILDERS FIRSTSOURCE, INC.	20	2025 PROXY STATEMENT

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Technology Committee
Paul S. Levy	Chair
Cheryl Ainoa
Mark A. Alexander
Cory J. Boydston
Dirkson R. Charles
Cleveland A. Christophe			Chair
W. Bradley Hayes		Chair
Peter M. Jackson
Brett N. Milgrim
James O’Leary					Chair
Maria Renz
Dave E. Rush
Craig A. Steinke				Chair

Board Purpose and Structure

The mission of the Board is to provide strategic guidance to the Corporation’s management, to monitor the performance and ethical behavior of the Corporation’s management, and to maximize the long-term financial return to the Corporation’s stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. The Board currently consists of 13 directors.

BUILDERS FIRSTSOURCE, INC.	21	2025 PROXY STATEMENT

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Composition

The following chart below highlights the key competencies and the range of diversity characteristics of our directors:

Our directors' core competencies

11	Independence	11	Business Development and M&A
11	Public Company Director Experience (excluding BLDR)	10	Finance
8	CEO / President Leadership Experience	7	Building Materials/Homebuilding Industry Experience
7	Operational Responsibility	4	Manufacturing
3	Marketing	2	Digital/IT
1	Logistics	1	Legal

Our director and director nominees also reflect a range of diversity characteristics, as shown below.

Tenure Diversity	Age Diversity

Gender and Ethnic Diversity

BUILDERS FIRSTSOURCE, INC.	22	2025 PROXY STATEMENT

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Director Independence

Eleven of our thirteen directors are independent. The other two directors are Mr. Jackson (who is the Corporation’s current President and CEO) and Mr. Rush (who is the Corporation’s former CEO and was an employee of the Corporation until March 31, 2025). As part of its annual evaluation of director independence, the Board examined, among other things, whether any transactions or relationships exist currently, or existed during the past three years, between each independent director and the Corporation or its subsidiaries or independent registered public accounting firm (the “auditors”). If such transactions or relationships exist, the Board reviews the nature of those transactions or relationships, including under the relevant New York Stock Exchange Listing Standards (the “NYSE Standards”) and SEC standards, to determine whether those transactions or relationships would impair such director’s independence. The Board also examined whether there are, or have been within the past year, any transactions or relationships between each independent director and members of the senior management of Builders FirstSource or its affiliates. As a result of this evaluation, the Board affirmatively determined that each of Messrs. Levy, Alexander, Charles, Christophe, Hayes, Milgrim, O’Leary, and Steinke, and each of Mses. Ainoa, Boydston, and Renz, is independent under those criteria.

In addition, our Board of Directors affirmatively determined that all the members of the Compensation Committee and all the members of the Audit Committee meet the additional independence requirements of the SEC and NYSE Standards to audit and compensation committee members. As a result, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are each comprised solely of independent directors.

Each year, the independent directors meet in regularly scheduled executive sessions outside the presence of management representatives. Interested parties, including stockholders, may communicate with the Chairman or the independent directors as a group through the process described in this Proxy Statement under the heading “Policy on Stockholder-Director Communications.”

Board Meetings and Attendance

In 2024, our Board of Directors met nine times, our Audit Committee met four times, our Compensation Committee met five times, and our Nominating and Corporate Governance Committee met five times, including regularly scheduled and special meetings. The Technology Committee was formed on April 1, 2025 and therefore did not meet in 2024. During 2024, each of the Corporation’s incumbent directors attended at least 75% of the combined meetings of the Board and any committee on which such director served during his or her term as a director. Pursuant to the Builders FirstSource, Inc. Corporate Governance Guidelines (available on the Governance section of our website at www.bldr.com), all directors are encouraged to attend the annual meeting. Any director who is unable to attend an annual meeting of stockholders is expected to notify the Chairman of the Board in advance of such meeting. In 2024, one member of the Board attended our annual meeting and three members of the Board were available by conference call.

Board Leadership Structure and Role in Risk Oversight

The Board is led by the Chairman of the Board, Paul Levy. Peter Jackson (who is the Corporation’s current President and CEO) and Dave Rush (who is the Corporation’s former CEO and was an employee of the Corporation until March 31, 2025), are the only employee directors and have no formal leadership role with the Board. Mr. Levy takes a leading role in establishing the timing, agenda, and procedure of Board meetings. However, each of the directors actively participates in guiding the actions of the Board. The Board has determined that this leadership structure is appropriate and effective due to the Board’s size, the working relationship that has developed between the directors as a result of their length of service on the Board, and the significant experience that the members of the Board have as directors and members of senior management with other companies. The Board reviews and guides the Corporation in the following areas, among others:

BUILDERS FIRSTSOURCE, INC.	23	2025 PROXY STATEMENT

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Team Member Safety	Regulatory and legislative developments

Corporate social responsibility and sustainability matters	Digital strategy, cybersecurity and data privacy

Business strategy and policy, including industry and economic developments	Executive succession, compensation and human capital management

Operations and system integrity	Capital allocation and budget planning

Litigation and other legal matters	Acquisitions and integration

The Corporation’s Board of Directors recognizes that, although day-to-day risk management is primarily the responsibility of the Corporation’s management team, the Board plays a critical role in the oversight of risk management. In that light, the Board is active, as a whole and also at the committee level, in reviewing management’s assessment of the major risks facing the Corporation and management’s processes for monitoring and controlling these risks. The Board regularly receives information from senior management regarding the Corporation’s financial results, credit, liquidity, operations, and other matters, as well as reports from the Corporation’s Audit Committee and Compensation Committee. During its review of such information, the Board discusses and analyzes risks associated with each area, as well as risks associated with new business ventures and those relating to the Corporation’s executive compensation plans and arrangements. The Board assumes ultimate responsibility for ensuring that the Corporation’s management adequately assesses the risks facing the Corporation and appropriately manages those risks.

The Audit Committee is specifically responsible for overseeing and monitoring the quality and integrity of the Corporation’s financial reports and other financial information provided to its stockholders. This includes reviewing the results of management’s risk assessment and compliance with management policies as they relate to financial reporting. The Audit Committee also monitors the Corporation’s compliance with legal and regulatory requirements and the risks associated therewith. On a regular basis, the Audit Committee reviews with senior management significant areas of risk exposure, including financial reporting controls, operational risks, pending litigation, employee issues, cybersecurity, disaster recovery planning, and issues arising from complaints to the Corporation’s hotline and other risk detection mechanisms.

The Board and the Audit Committee, with support from the Technology Committee, take an active role in reviewing the Corporation’s cybersecurity risk and actions to reduce or mitigate it. The Corporation’s Chief Information Security Officer (the “CISO”) and Chief Information Officer (the “CIO”) continuously monitor internal and external cybersecurity threats and review and revise the Corporation’s cybersecurity defenses on an ongoing basis. The CISO and CIO prepare reports on cybersecurity metrics for the Audit Committee on a regular basis. The CIO presents those reports to the Audit Committee and addresses any questions and concerns raised by the Audit Committee. At least annually, the Audit Committee meets with the CIO and CISO in person to discuss cybersecurity in greater detail. The Audit Committee reports to the Board regarding cybersecurity matters, and the Board addresses cybersecurity issues either directly with management or through the Audit Committee.

The Compensation Committee reviewed with management the design and operation of our compensation programs for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Corporation. After conducting its evaluation, the Compensation Committee concluded that the Corporation’s compensation programs do not encourage employees to take risks that are reasonably likely to have a material adverse effect on the Corporation.

BUILDERS FIRSTSOURCE, INC.	24	2025 PROXY STATEMENT

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Audit Committee	Current Members:
W. Bradley Hayes (Chair)
Meetings held in 2024: 4	Mark A. Alexander
Meeting Attendance: 100%	Dirkson R. Charles
Independent: 4 of 4	Craig A. Steinke

Primary Responsibilities:

The primary function of the Audit Committee is to assist the Board of Directors of the Corporation in fulfilling its oversight responsibilities relating to:

▪
the quality and integrity of the Corporation’s financial reports and other financial information provided by the Corporation to its stockholders, the public, and others,
▪
the Corporation’s compliance with legal and regulatory requirements,
▪
the auditors’ qualifications, independence, performance, and compensation, and
▪
the performance of the Corporation’s internal audit function, including its internal control systems.

The Audit Committee’s functions include preparation of the audit committee report included in this Proxy Statement and the review of material related party transactions. The Audit Committee is also annually required to evaluate its performance and review and assess the adequacy of its charter.

Other Governance Matters:

The Board of Directors affirmatively determined that all Audit Committee members are financially literate as defined by the NYSE Standards. All members of the Audit Committee were also designated by the Board as audit committee “financial experts” under the SEC’s guidelines. The Board further determined that all members of the Audit Committee meet the independence standards of both the SEC regulations and the NYSE Standards for audit committee members. A copy of the Audit Committee charter is available on the Governance section of our website at www.bldr.com. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

A copy of the Audit Committee charter is available on the Governance section of our website at www.bldr.com.

BUILDERS FIRSTSOURCE, INC.	25	2025 PROXY STATEMENT

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Compensation Committee	Current Members:
Cleveland A. Christophe (Chair)
Meetings held in 2024: 5	Brett N. Milgrim
Meeting Attendance: 93%	James O’Leary
Independent: 3 of 3

Primary Responsibilities:

The Compensation Committee is charged with:

▪
annually reviewing and recommending to the Board, for the Board’s approval, all Corporation goals and objectives relevant to the Chief Executive Officer’s compensation,
▪
annually evaluating the Chief Executive Officer’s performance in light of the Corporation’s goals and objectives,
▪
annually reviewing and recommending to the Board for its approval the Chief Executive Officer’s base salary, incentive compensation levels, and perquisites and other personal benefits based on the Compensation Committee’s evaluation of the Chief Executive Officer’s performance relative to the Corporation’s goals and objectives,
▪
annually reviewing, evaluating, and recommending to the Board for its approval the base salary level, incentive compensation levels, and perquisites and other personal benefits of the other executive officers of the Corporation,
▪
reviewing and making recommendations to the Board regarding any employment, severance, or termination arrangements to be made with any executive officer of the Corporation,
▪
making recommendations to the Board with respect to awards under the Corporation’s incentive compensation plans and equity-based compensation plans,
▪
making regular reports to the Board concerning the activities of the Compensation Committee,
▪
performing an annual performance evaluation of the Compensation Committee,
▪
approving the implementation or revision of the Corporation’s clawback policy to recoup compensation paid to senior executive officers and other employees,
▪
establishing and monitoring stock ownership guidelines for the executive officers and directors,
▪
reviewing and recommending to the Board management development and succession plans,
▪
assessing the results of the Corporation’s most recent advisory vote on executive compensation,
▪
overseeing significant matters pertaining to the Corporation’s human capital management strategy, including building a respective and inclusive culture and recruitment, retention, and engagement of employees, and
▪
performing other activities as the Compensation Committee or Board may deem appropriate.

Information regarding the role of the Compensation Committee and its processes and procedures for considering and determining executive compensation is set forth in the “Compensation Discussion and Analysis” section later in this Proxy Statement.

A copy of the Compensation Committee charter is available on the Governance section of our website at www.bldr.com.

BUILDERS FIRSTSOURCE, INC.	26	2025 PROXY STATEMENT

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Nominating and Corporate	Current Members:
Governance Committee	Craig A. Steinke (Chair)
Cory J. Boydston
Meetings held in 2024: 5	Cleveland A. Christophe
Meeting Attendance: 100%
Independent: 3 of 3

Primary Responsibilities:

The purpose of the Nominating and Corporate Governance Committee is to:

▪
identify and evaluate individuals qualified to become Board members, consistent with criteria approved by the Board,
▪
recommend to the Board the persons to be nominated for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board,
▪
recommend to the Board the directors to be appointed to each committee of the Board,
▪
evaluate and make recommendations to the Board regarding (a) the eligibility criteria for receipt of compensation as a director and (b) the appropriate compensation to be paid to eligible members of the Board and to members of Board committees,
▪
assist the Board with general corporate governance issues,
▪
assist the Board and its committees with their internal governance issues, and
▪
provide oversight of management’s efforts on issues related to corporate social responsibility and sustainability, including environmental sustainability.

Other Governance Matters:

The Nominating and Corporate Governance Committee is charged with identifying potential nominees for director and considers a wide range of criteria, including skills, expertise, integrity, character, judgment, age, independence, corporate experience, length of service, diversity of background and experience, including with respect to race, gender and ethnicity, conflicts of interest and commitments, and other qualities which the Nominating and Corporate Governance Committee believes enhances the Board’s ability to manage and direct, in an effective manner, the affairs and business of the Corporation. The Nominating and Corporate Governance Committee may, from time to time, engage firms that specialize in identifying director candidates. In addition, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. The Nominating and Corporate Governance Committee evaluates all candidates, regardless of who recommends a candidate, based on the same criteria listed above.

A copy of the Nominating and Corporate Governance Committee charter is available on the Governance section of our website at www.bldr.com.

BUILDERS FIRSTSOURCE, INC.	27	2025 PROXY STATEMENT

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

TECHNOLOGY	Current Members:
Committee	James O'Leary (Chair)
Cheryl Ainoa
Created on April 1, 2025	Maria Renz
Independent: 3 of 4	Dave E. Rush

Primary Responsibilities:

The purpose of the Technology Committee is to:

▪
oversee the Company’s technology strategy, including (a) digital functions and business units, (b) technology and software development products, (c) technology and competitiveness, and (d) technology investment,
▪
review management technology developments and trends, including artificial intelligence,
▪
oversee the effectiveness and development of the Company’s technology and digital platforms, and
▪
support the Audit Committee's oversight of cybersecurity risks.

A copy of the Technology Committee charter is available on the Governance section of our website at www.bldr.com.

BUILDERS FIRSTSOURCE, INC.	28	2025 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Audit Committee is to assist the Board of Directors of the Corporation (the “Board”) in fulfilling its oversight responsibilities relating to (i) the quality and integrity of the financial reporting process, (ii) compliance with legal and regulatory requirements, (iii) the performance of the Corporation’s internal audit function, (iv) the appointment of the independent registered public accounting firm, and (v) the Corporation’s assessment and management of risks related to cybersecurity. Management is responsible for the financial statements and the financial reporting process, including the implementation and maintenance of effective internal controls. The independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for expressing an opinion on the Corporation’s financial statements and its internal control over financial reporting. The Board has concluded that (i) Messrs. Hayes, Alexander, Charles, and Steinke satisfy the applicable independence requirements set forth in the NYSE’s rules, and (ii) each of the Audit Committee members satisfies the applicable independence requirements set forth under SEC Rule 10A-3, and meets the financial literacy requirements for audit committee membership under the NYSE’s rules and the rules and regulations of the SEC. The Board has also designated the chair of the Audit Committee, W. Bradley Hayes, and committee members Mark A. Alexander, Dirkson R. Charles, and Craig A. Steinke as Audit Committee “financial experts” under the SEC’s guidelines. The Audit Committee has reviewed and discussed with management and PwC the Corporation’s audited financial statements as of and for the year ended December 31, 2024.

During 2024, the Audit Committee conducted four meetings. The Audit Committee chair and other members of the Audit Committee reviewed and commented on the Corporation’s earnings news release and interim financial statements contained in the Corporation’s quarterly report on SEC Form 10-Q during each quarter, and met and discussed the Corporation’s draft Annual Report on SEC Form 10-K with the chief financial officer, general counsel, and PwC prior to the report’s filing and public release. The Audit Committee considers various relevant factors including qualifications, performance, and independence when appointing the audit firm and evaluating the audit firm annually. The Audit Committee is also involved in the selection process of the lead engagement partner when rotation is required after five years under the SEC’s audit partner rotation rules or for other reasons. In addition, the Audit Committee reviewed and ratified its Charter which is available within the Governance section of the Corporation’s website.

The Audit Committee discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Both the vice president of internal audit and PwC have complete and direct access to the Audit Committee, and the Audit Committee has the same access to the vice president of internal audit and PwC. The Audit Committee met with the vice president of internal audit and PwC, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting process. The Audit Committee met separately with the Corporation’s chief financial officer and general counsel. The Audit Committee discussed with management the status of pending litigation, taxation, and other areas of oversight relating to financial reporting and audit processes as the Committee determined to be appropriate. The Audit Committee also reviewed the Company’s Enterprise Risk Management (ERM) program, including, among other topics, specific information technology and cyber security risks. The Audit Committee has discussed the overall scope of the Corporation’s internal audits and approved the annual internal audit plan. The Audit Committee reports the results of these discussions to the Board on a quarterly basis.

BUILDERS FIRSTSOURCE, INC.	29	2025 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Audit Committee received and reviewed the written communications from PwC as required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence, and has discussed with PwC its independence. The Audit Committee has adopted procedures for pre-approving all audit, audit-related, and non-audit services provided by PwC, which included reviewing and approving estimated fees for audit, audit-related, and permitted non-audit services. The Audit Committee considers the compatibility of all services provided by PwC with its independence and has concluded the provision of the non-audit services is compatible with maintaining PwC’s independence. During the fiscal year ended December 31, 2024, PwC was employed principally to perform the annual audit and to render tax services. The Audit Committee reviewed the audit engagement letter and approved all fees paid to PwC for audit, audit-related, and non-audit services.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on SEC Form 10-K for the year ended December 31, 2024, as filed with the SEC. The Audit Committee appointed PwC as the Corporation’s independent registered public accounting firm for fiscal 2025, subject to stockholder ratification.

Submitted by the Audit Committee:

W. Bradley Hayes (Chair)
Mark A. Alexander
Dirkson R. Charles
Craig A. Steinke

BUILDERS FIRSTSOURCE, INC.	30	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Builders FirstSource is committed to conducting its business in a way that reflects best practices, as well as the highest standards of legal and ethical conduct. To that end, the Board of Directors has approved a comprehensive system of corporate governance documents and policies. These documents and policies are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving governing practices. These policies embody the principles, policies, processes, and practices followed by the Board, executive officers, and employees in governing the Corporation and serve as a flexible framework for sound corporate governance.

Code of Business Conduct and Ethics

Builders FirstSource and its subsidiaries endeavor to do business according to the highest ethical and legal standards, complying with both the letter and spirit of the law. Our Board of Directors approved a Code of Business Conduct and Ethics that applies to the Corporation’s directors, officers (including our principal executive officer, principal financial officer, principal accounting officer, and controller), and employees. An internal compliance committee made up of representatives from our Finance, Legal, Human Resources, and Internal Audit Departments administers our Code of Business Conduct and Ethics. Our employees are encouraged to report any suspected violations of laws, regulations, or the Code of Business Conduct and Ethics and all unethical business practices. We provide a continuously monitored hotline for anonymous reporting by employees. Our Board of Directors also approved a Supplemental Code of Ethics for the Chief Executive Officer, President, and Senior Financial Officers of Builders FirstSource, Inc., which is administered by our General Counsel. Both policies can be found on the Governance section of our corporate website at www.bldr.com. Stockholders may request a free copy of these policies by contacting the Corporate Secretary, Builders FirstSource, Inc., 6031 Connection Drive, Suite 400, Irving, Texas 75039.

In addition, within four business days of:

▪
any amendment to our Code of Business Conduct and Ethics or our Supplemental Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, or Controller, or
▪
the grant of any waiver, including an implicit waiver, from a provision of one of these policies to one of these officers that relates to one or more of the items set forth in Item 406(b) of Regulation S-K, we will provide information regarding any such amendment or waiver (including the nature of any waiver, the name of the person to whom the waiver was granted, and the date of the waiver) on our website at the internet address above. Such information will be available on our website for at least a 12-month period. In addition, we will promptly disclose any waivers to our Code of Business Conduct and Ethics and our Supplemental Code of Ethics as required by the NYSE Standards.

Additionally, the Corporation has adopted a Related Party Transaction Policy that works in conjunction with the Code of Business Conduct and Ethics and sets forth the process by which the Audit Committee will review certain related party transactions between the Corporation and its executive officers, directors, and greater than five percent beneficial owners, and their immediate family members, and the Corporation.

BUILDERS FIRSTSOURCE, INC.	31	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

By-law Provisions on Stockholder Nominations of Director Candidates

Builders FirstSource’s By-laws provide that, other than pursuant to the Corporation’s proxy access provision (which is described below), no director candidate may be nominated by a stockholder for election at a meeting unless the stockholder (i) has delivered to the Corporate Secretary, within the time limits described in the By-laws, a written notice containing the information specified in the By-laws and (ii) was a stockholder of record (a) at the time such notice was delivered to the Corporate Secretary and (b) on the record date for the determination of stockholders entitled to notice and to vote at the meeting at which such director is standing for election. Accordingly, in order for a stockholder’s nomination of a person for election to the Board of Directors to be considered by the stockholders at the annual meeting in 2026 in accordance with the Corporation’s By-laws, the required written notice must be received by our Corporate Secretary on or after January 25, 2026, but no later than February 14, 2026. Only individuals nominated in accordance with the procedures set forth in the By-laws are eligible to stand for election as directors at a meeting of stockholders and to serve as directors. A copy of the By-laws may be obtained on the Governance section of our website at www.bldr.com, by written request to the Corporate Secretary, Builders FirstSource, Inc., 6031 Connection Drive, Suite 400, Irving, Texas 75039, or by e-mail at info@bldr.com. The foregoing is subject to the Corporation’s obligations under SEC Rule 14a-8 regarding the inclusion of stockholder proposals in the Corporation’s proxy statements, which is further described below in “Stockholder Proposals.”

Policy on Stockholder Recommendations for Director Candidates

The Nominating and Corporate Governance Committee adopted a Policy on Stockholder Recommendations for Director Candidates to describe the process by which the Nominating and Corporate Governance Committee (in preparing their recommendation of director nominees to the Board) will consider candidates for director recommended by stockholders in accordance with the Corporation’s By-laws. A current copy of the Policy on Stockholder Recommendations for Director Candidates is available on the Governance section of our website at www.bldr.com. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the information set forth in the Policy on Stockholder Recommendations for Director Candidates.

Proxy Access for Director Nominations

In addition to the above, Builders FirstSource’s By-laws also include a proxy access provision, which permits a stockholder, or a group of up to 20 stockholders owning 3% or more of the Corporation’s outstanding Common Stock continuously for at least three years, to nominate and include in the Corporation’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater); provided, however, that for so long as the Corporation has a classified Board of Directors, in no case shall the number of nominees appearing in the Corporation’s proxy materials exceed one-half of the number of directors to be elected at such annual meeting (rounded down to the nearest whole number).

Pursuant to the Corporation’s By-laws, to be timely for inclusion in the proxy materials for our annual meeting in 2026, a stockholder’s written notice to nominate a director using the Corporation’s proxy materials must be received by our Corporate Secretary on or after January 25, 2026, but no later than February 14, 2026. Such notice should be addressed to the Corporate Secretary, Builders FirstSource, Inc., 6031 Connection Drive, Suite 400, Irving, Texas 75039. The notice must contain the information required by our By-laws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our By-Laws relating to the inclusion of stockholder nominees in our proxy materials. A copy of the By-laws may be obtained on the Governance section of our website at www.bldr.com, by written request to the Corporate Secretary, Builders FirstSource, Inc., 6031 Connection Drive, Suite 400, Irving, Texas 75039, or by e-mail at info@bldr.com.

BUILDERS FIRSTSOURCE, INC.	32	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Builders FirstSource adopted its Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities. The Corporate Governance Guidelines set forth the practices the Board follows with respect to, among other matters, the composition of the Board, director responsibilities, Board committees, director access to officers and independent advisors, director compensation and the performance evaluation of the Board. A current copy of the Corporate Governance Guidelines is available on the Governance section of our website at www.bldr.com.

The Corporate Governance Guidelines limit the number of other public company boards our directors may join to ensure that a director is not “overboarded” and is able to devote the appropriate amount of time and attention to the oversight of the Corporation. Ordinarily, directors may not serve on the boards of more than four public companies, including our Board. Directors who are chief executive officers of public companies may not serve on the boards of more than two other public companies, in addition to our Board. No member of the Corporation’s Audit Committee may serve on more than three public company audit committees (including our Audit Committee). Service on the boards of subsidiary companies with no publicly traded stock (or that issue only debt), non-profit organizations and private companies is not included in these calculations. Any director seeking to join the board of directors of another company must first notify the Nominating and Corporate Governance Committee and obtain its approval to continue as a member of our Board.

A key responsibility of the Board is overseeing the identification and development of senior leadership. The Corporate Governance Guidelines outline a succession planning process that includes consideration of both ordinary course succession, in the event of planned promotions and retirements, and planning for situations where the Chief Executive Officer or another member of senior management unexpectedly becomes unable to perform his or her duties. The Board reviews succession planning and management development at least annually.

Board Evaluation Process

Each year, the Board, as required by the Corporation’s Corporate Governance Guidelines, conducts an evaluation of its performance and effectiveness. As set forth in its charter, the Nominating and Corporate Governance Committee oversees this process. The annual process begins with the Nominating and Corporate Governance Committee reviewing and revising the Board and committee questionnaires each fall. The questionnaires solicit feedback on a range of issues, including Board and committee structure, culture, effectiveness and dynamics, meeting content, and interactions with management. Every third year, the Board engages an independent third-party to review the Board’s practices and effectiveness and conduct independent one-on-one interviews with each of the directors on topics similar to those included in the questionnaires. The most recent third-party review was conducted in the fall of 2024.

The results of the third-party review are presented to the Nominating and Corporate Governance Committee for review and discussion. The results are then reviewed by each committee and the entire Board. In response to feedback received during prior evaluation processes and the most recent third-party review, the Board appointed two additional directors in March 2025 with deep digital and IT experience.

BUILDERS FIRSTSOURCE, INC.	33	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Communication with Directors

Stockholders and other interested parties may contact any member (or all members) of the Board (including the non-management or independent directors as a group, any Board committee, or any chair of any such committee) in writing by mail or overnight service or electronically. To communicate with the Board of Directors, any individual directors, or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to the Corporation in care of the Corporate Secretary at 6031 Connection Drive, Suite 400, Irving, Texas 75039. A current copy of the Policy on Stockholder-Director Communications is available on the Governance section of our website at www.bldr.com.

All communications received will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that legitimately relate to the business and operation of the Corporation and that are not in the nature of advertising, promotions of a product or service, patently offensive material, charitable requests, repetitive materials, or promotions of a political or similar agenda will be forwarded promptly to the addressee.

Auditor Services Pre-Approval Policy

Our Audit and Non-Audit Services Pre-Approval Policy, available on the Governance section of our website at www.bldr.com, defines the principles and procedures followed by the Audit Committee in pre-approving audit and non-audit services performed by the Corporation’s independent registered public accounting firm.

BUILDERS FIRSTSOURCE, INC.	34	2025 PROXY STATEMENT

2024 CORPORATE SOCIAL RESPONSIBILITY HIGHLIGHTS

In 2024, we continued to innovate across our products and services to elevate the value we bring to the homebuilding industry and ensure our business strategy delivers value for our customers, team members and other stakeholders.

To achieve our vision of making home ownership more achievable for everyone while positioning Builders FirstSource as the most valuable partner in the industry, we are committed to operating in a responsible manner that advances our financial strength, operational efficiency, corporate governance, community engagement, environmental stewardship and resource management. We focus our Corporate Social Responsibility efforts in four key areas: Customers, Team Members, Operations, and Communities. The following are key highlights from 2024:

CUSTOMERS	TEAM MEMBERS
▪
211,000 tons of CO2e avoided with manufactured products (including roof and floor trusses, wood panels, and READY-FRAME®)
▪
Drove efficiency and reduced waste by delivering digital solutions for ~20,000 customers via myBLDR.com
▪ ~5 average hours of training per leader ▪ ~19.5 average hours of training per team member ▪ Industry leading total recordable incident rate of 1.39, a 10% year-over-year improvement

OPERATIONS	COMMUNITIES
▪ 4.1% of on-site material handling/forklift fleet electrified ▪ 100% of team members are trained on safety ▪ 18,414 tons of waste recycled	▪ Over $5 million in charitable giving ▪ Supported local non-profit organizations through 2,541 team member volunteer hours

We are committed to continuing our progress on our corporate social responsibility focus areas and look forward to maintaining our practice of engaging in open dialogue with our shareholders throughout the year to solicit perspectives on our efforts.

To view the full report or for more information on our corporate social responsibility programs and progress, please visit investors.bldr.com/CSR.

BUILDERS FIRSTSOURCE, INC.	35	2025 PROXY STATEMENT

EXECUTIVE OFFICERS OF THE REGISTRANT

The executive officers of Builders FirstSource and their ages (as of April 4, 2025) are as follows:

Name	Age	Position(s) Held
Peter M. Jackson(1)	53	President, Chief Executive Officer, and Director
Pete R. Beckmann	48	Executive Vice President and Chief Financial Officer
Timothy D. Johnson	49	Executive Vice President, General Counsel and Corporate Secretary
Steve J. Herron	66	Chief Operating Officer
Michael Hiller	51	Chief Talent Officer
Scott L. Robins	58	President – West Division
Todd Vance	60	President – East Division
Paul Vaughn	56	President – Central Division
Johnny Cope	56	President – Commercial Operations

1.
As Mr. Jackson is also a director of the Corporation, Mr. Jackson’s biography is set forth under “Proposal 1 – Election of Directors” beginning on page 9 of this Proxy Statement.

Pete R. Beckmann was appointed as Executive Vice President and Chief Financial Officer in November 2024. Prior to this role, he served as Senior Vice President of Financial Planning & Analysis from January 2021 to November 2024 and Vice President of Financial Planning & Analysis from July 2015 to January 2021. Before the Corporation’s acquisition of ProBuild Holdings LLC in 2015, he served as the Vice President of Operations – Finance for ProBuild Holdings, Inc. from April 2014 to July 2015, and held various other leadership positions within finance from 2002 to 2014. Mr. Beckmann earned his bachelor’s degree in finance and marketing from Colorado State University and has completed the Executive Development Program at the Wharton School.

Timothy D. Johnson joined the Corporation as Executive Vice President, General Counsel, and Corporate Secretary in January 2021. Previously, he served as Executive Vice President, General Counsel, and Corporate Secretary of BMC Stock Holdings, Inc. since January 2019. Prior to BMC, Mr. Johnson was Senior Vice President and General Counsel at Ply Gem Holdings, Inc. from June 2008 until January 2019 and Senior Vice President and Regional Counsel for Arysta LifeScience North America from March 2006 to June 2008. Mr. Johnson practiced law at the international law firms of Hunton Andrews Kurth (previously Hunton & Williams) and Wilson, Sonsini, Goodrich & Rosati. He holds a bachelor's degree in Biology from Taylor University and a J.D. from Duke University School of Law.

Steve J. Herron was appointed as Chief Operating Officer of the Corporation in March 2023. Mr. Herron previously served as President – East Division for the Corporation from January 2021 to February 2023, and Senior Vice President (Region 5) for the Corporation from August 2015 to December 2020. Before the Corporation’s acquisition of ProBuild Holdings LLC in 2015, he served as Senior Vice President of the Southeastern US Operations for ProBuild. Prior to that, Mr. Herron served as Senior Vice President for HD Supply Holdings and oversaw the lumber and building materials (LBM) division. He has 40 years of experience in the building products industry and has held senior management roles at Home Depot, HD Supply Holdings, and Williams Brothers Lumber.

BUILDERS FIRSTSOURCE, INC.	36	2025 PROXY STATEMENT

EXECUTIVE OFFICERS OF THE REGISTRANT

Michael Hiller was appointed as Chief Talent Officer in November 2024. Prior to this appointment, he served as President – Central Division, since January 2021. Prior to joining the Corporation, Mr. Hiller served in various roles at BMC Stock Holdings, Inc., including Division Vice President – Intermountain from January 2017 to December 2020, Area Manager – Colorado from January 2015 to December 2016, and Area Manager – Utah from October 2011 to December 2014. Mr. Hiller has over 20 years of experience in the building products industry. He holds a Master in Business Administration and graduate certificate in finance from Westminster College.

Scott L. Robins was appointed as President – West Division in January 2021. Mr. Robins had previously served as Senior Vice President and Chief Operating Officer – West of the Corporation since February 2018. He held the title of Senior Vice President – Operations of the Corporation since the acquisition of ProBuild Holdings LLC by the Corporation in 2015 and with ProBuild prior to that since 2007. Mr. Robins joined Hope Lumber Company in 2004 as a Vice President of Operations. Before then, he had worked in various operational, sales, and supply chain management positions with Anderson Lumber and Stock Building Supply since 1988. Mr. Robins has over three decades of experience in the building products business. He holds a bachelor's degree in Finance from Weber State University and completed an executive development program at the University of Virginia Darden School of Business.

Johnny Cope was appointed as President – Commercial Operations in June 2024. Prior to joining the Corporation, Mr. Cope served as the Senior Vice President of North American Sales for James Hardie beginning in February 2019, Vice President of the Builder and Home Depot businesses at Electrolux Major Appliances North America for over a decade, and held multiple leadership roles within the General Electric Company for six years. He brings nearly three decades of industry experience. Mr. Cope holds a bachelor's degree in business administration from Texas Tech University.

Todd Vance was appointed as President – East Division of the Corporation in March 2025. Mr. Vance previously served as Senior Vice President – Mid-Atlantic Region of the Corporation beginning in 2015. He held the title of Area President from 2007 to 2015 and Market Manager from 2003 to 2007. He began his career in 1988 with Builders' Supply and Lumber Company, a legacy Builders FirstSource company. He went on to hold a series of progressive leadership roles from 1988 to 2003, including General Manager, and led the company's expansion into the Charlotte, North Carolina market. Mr. Vance began his career in the building industry with Lowe's Companies in 1982. He has over 35 years of industry experience.

Paul Vaughn was appointed as President – Central Division of the Corporation in November 2024. Mr. Vaughn previously served as Senior Vice President of Sales and Operations – South Central Region of the Corporation from January 2009 to December 2024 and Senior Vice President of Finance – South Central & Southeast Regions from 1999 to January 2009. Prior to joining the Corporation, Mr. Vaughn worked for Gemstar-TV Guide as their corporate assistant controller. He also held a CPA license and worked as a senior auditor at PwC. He has over 25 years of experience in the building materials industry. Mr. Vaughn holds a bachelor's degree in Accounting from Oklahoma State University.

BUILDERS FIRSTSOURCE, INC.	37	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides an overview and analysis of our executive officer compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions. The named executive officers of our Company (or "NEOs") during 2024 were as follows:

Name	Title
Peter M. Jackson	President and Chief Executive Officer, effective November 6, 2024
Dave E. Rush	Former President and Chief Executive Officer, who retired November 6, 2024
Pete R. Beckmann	Executive Vice President and Chief Financial Officer, effective November 6, 2024
Steve J. Herron	Chief Operating Officer
Scott L. Robins	President – West Division
Johnny Cope	President – Commercial Operations, who joined the Company on June 17, 2024

Our operations are internally organized into three geographic operational divisions—Central, East, and West. In 2024, Scott L. Robins served as President of our West Division operations and certain elements of his compensation were aligned to reflect the performance of the division he oversees. The remaining NEOs, Peter Jackson, Dave Rush, Pete Beckmann, Steve Herron and Johnny Cope, were Field Support Center (corporate) leaders in 2024. As such, their compensation was aligned to reflect overall company performance.

Executive Summary

In early 2024, our Board of Directors tasked our executive team with several priority objectives for the year. The Compensation Committee believes that the executive team made meaningful progress on these financial objectives despite a challenging operating environment, which are summarized as follows:

2024 Financial Objectives	2024 Financial Achievements
Adjusted EBITDA(1) (defined below) equal to or greater than the $2.8 billion target in our 2024 Annual Operating Plan (“2024 AOP”)	Achieved Adjusted EBITDA of $2.33 billion, the fourth highest since the Company was founded
Working Capital as a Percentage of Sales equal to or less than the 9.5% target in our 2023 AOP	Working Capital as a Percentage of Sales of 9.0%, the second best performance in the Company's history
Return on invested capital (“ROIC”) (defined below) of 25.3% or more	Achieved ROIC of 20.7%

1.
Company provided a reconciliation of this non-GAAP financial measure to the comparable GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on February 20, 2025.

BUILDERS FIRSTSOURCE, INC.	38	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Additionally, senior management continued to execute against our strategy in 2024 by achieving the following milestones:

Strategic Pillars	2024 Strategic Achievements
Organic Growth of Value-Added Products and Services	▪ Value-added products made up 50% of our net sales in 2024 ▪ Installed sales generated $2.7 billion of net sales in 2024, approximately 16% of our 2024 total revenue and an increase of 8% versus 2023
Drive Operational Excellence	▪ Delivered $117 million in productivity savings in 2024 ▪ Successfully launched myBLDR.com in early 2024 and generated $134 million in incremental sales from the platform
Disciplined Capital Allocation
▪
Deployed $352 million to complete 13 acquisitions, which continued the expansion of our geographical footprint in critical markets and provided additional operations in our value-added product categories
▪
Repurchased 8.9 million shares of common stock at an average price of $170.74 per share for ~$1.5 billion

Continue to Build Our High-Performing Culture
▪
Logged an industry-leading Recordable Injury Rate of 1.39 in 2024, a 10% improvement over 2023
▪
99.9% of our nearly 30,000 team members completed Respectful and Inclusive Culture ("RIC") and safety training in 2024

With our financial and operational objectives in mind, our Compensation Committee designed the 2024 executive compensation program, which included the following components:

▪
Market competitive base salaries reflective of the officer's role, contribution, performance, experience and other relevant factors, with modest increases in 2024 for all NEOs.
▪
A performance-based annual incentive bonus program for all corporate managers, including our NEOs (the “2024 Corporate Incentive Plan” or the “2024 Plan”). As described in more detail below, the 2024 Corporate Incentive Plan provided our NEOs with an opportunity to earn an annual incentive based on (i) the amount of Adjusted EBITDA generated by the Company in 2024, (ii) the level of working capital as a percentage of sales managed by the Company for the year, (iii) a reduction of Recordable Injury Rate ("RIR") during the year, and (iv) training team members on safety and creating a respectful and inclusive culture. Based on management's achievement of these financial and operational objectives, our NEOs (excluding Mr. Cope, who received a pre-determined bonus amount in connection with his appointment as President – Commercial Operations in June 2024) received 2024 annual incentive awards of over 70% of their respective target bonus opportunities under the 2024 Plan.
▪
Annual grant of equity incentive awards to our executive team in order to further align their financial interests with those of our stockholders. Effective in March 2024, the Compensation Committee issued new equity incentive awards to key managers, including our NEOs, in order to promote retention and to incentivize management to maximize the financial performance of our Company over a multi-year period. The equity incentive awards consisted of both performance-based restricted stock units (“PSUs”) and time-vesting restricted stock units (“RSUs”). The PSUs vest based on the achievement of annual and three-year ROIC goals set by the Compensation Committee, with a performance modifier based on total shareholder return (“TSR”) of the Company measured over the three-year performance period, as described below. The Compensation Committee selected ROIC as the primary performance metric for the PSUs in order to better align management’s financial interest with those of our stockholders over the longer term.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Principles

Our executive compensation program has been designed to provide a total compensation package that allows us to attract, retain, and motivate executives who have the talent to capably manage our business. Our executive compensation program has historically been guided by several key principles:

▪
Provide total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent.
▪
Provide incentives to our executive officers to achieve key financial objectives set by the Board of Directors.
▪
Provide an appropriate mix of fixed and variable pay components to establish a “pay-for-performance”-oriented compensation program.
▪
Align the financial interests of executives with stockholder interests by providing significant compensation opportunities in the form of equity awards.
▪
Emphasize direct pay components, such as cash and equity.

Key Executive Compensation Practices

The following is a summary of our executive compensation practices that we believe drive performance and align our executives’ interests with the interests of our stockholders:

▪
We strive to provide balanced pay opportunities for our executives, consisting of an appropriate mix of cash and equity, annual and longer-term incentives, and fixed and variable pay.
▪
Our annual incentive plan is performance-based, and payouts are subject to minimum thresholds based on achievement of performance targets and include appropriate caps on payouts.
▪
We have a Dodd-Frank compliant compensation clawback policy that requires the Company, in the event of a restatement of its financial results, to recover excess amounts erroneously paid to executive officers under certain circumstances.
▪
Our incentive plan provides for “double-trigger” vesting for equity awards upon a change in control.
▪
We do not provide any tax gross-ups.
▪
Our insider trading policy prohibits employees and directors from engaging in pledging or hedging activities involving Company stock.
▪
Our executives are subject to a key employee and executive severance plan and do not have individual employment agreements.

Consideration of Most Recent Advisory Stockholder Vote on Executive Compensation

At the annual meeting of stockholders on June 4, 2024, nearly 95% of the shares represented and entitled to vote on the proposal at the annual meeting voted to approve the compensation of the Company’s named executive officers. The Board and the Compensation Committee appreciate and value the views of our stockholders. In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices remain appropriate and aligned with shareholders and Company strategy. As such, the executive officer compensation programs in 2024 remained largely consistent with 2023.

Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Board and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

At the 2023 annual meeting of stockholders, our stockholders expressed a preference that advisory votes on executive compensation take place annually. Consistent with this preference, the Board determined to continue to implement an annual advisory vote on executive compensation until the next required vote on the frequency of stockholder votes on executive compensation, which is scheduled to occur at the 2029 annual meeting.

2024 Executive Compensation Process

Role of the Compensation Committee. Under its charter, the Compensation Committee is responsible for (i) reviewing and approving our executive compensation program, (ii) administering our long-term incentive plan, (iii) reviewing the Company’s compensation programs in light of best practices and good corporate governance, (iv) reviewing and approving the Compensation Discussion and Analysis section of our proxy statement, and (v) monitoring the Company’s compensation-related risk. As part of its evaluation process relating to NEO compensation, the Compensation Committee reviewed information compiled by our compensation consultant as well as data compiled by the Company. At meetings held in October 2023 and February 2024, the Compensation Committee approved, and recommended to our Board of Directors for its ratification, the 2024 executive compensation program for executive officers, which included setting 2024 base salaries, approving the 2024 Corporate Incentive Plan, and approving equity incentive awards to be granted in 2024.

Role of Executives. Our CEO, CFO, General Counsel, and Chief Talent Officer, as well as members of our Legal, Human Resources, and Finance Departments, assisted the Compensation Committee and the Board in gathering the information needed for their respective reviews of our 2024 executive compensation program. The Compensation Committee and the Board also considered our CEO’s recommendations for our executive officers (other than himself) with respect to the 2024 executive compensation program.

Role of the Board of Directors. The Board of Directors is responsible for reviewing and ratifying the decisions and recommendations of the Compensation Committee regarding our executive compensation program. In February 2024, after considering the decisions and recommendations of the Compensation Committee, the Board ratified the 2024 executive officer compensation program.

Role of Independent Compensation Consultants. Under its charter, the Compensation Committee is authorized to engage independent outside advisors to assist it in discharging its responsibilities relating to executive compensation. The Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) to perform a comprehensive review of our executive compensation program and to conduct market compensation comparisons for our executive officers to assist the Compensation Committee in designing our 2024 executive compensation program. The Compensation Committee determined that Meridian is independent under applicable SEC rules. While the Compensation Committee takes Meridian’s advice on compensation matters into consideration, the Compensation Committee has the authority and responsibility to make final decisions on our executive compensation program.

Market Comparisons. The Compensation Committee annually examines the competitiveness of our executive compensation program to determine how our compensation levels compare to our overall philosophy and target markets. The Compensation Committee retained Meridian to assist in updating our Peer Group (defined below) for purposes of reviewing market compensation comparisons. In our case, peer selection is somewhat difficult due to the lack of publicly-traded companies with whom we compete and the absence of available data for privately-held competitors. In July 2023, Meridian reviewed the Company's compensation Peer Group and determined that the existing group of 20 companies remained appropriate. Accordingly, the Compensation Committee agreed with Meridian’s recommendation and did not make any changes to the Peer Group for purposes of the 2024 compensation cycle. Univar Solutions, Inc. was acquired shortly after the Compensation Committee approved the Peer Group and thus was not included in the 2024 executive compensation market comparison review.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

For purposes of the Compensation Committee review of market compensation comparisons for 2024, the primary peer group (“Peer Group”) included the following 19 companies:

Peer Group Companies
Ball Corporation	Owens Corning
Beacon Roofing Supply, Inc.	PPG Industries, Inc.
Carrier Global Corporation	PulteGroup, Inc.
Fortune Brands Home & Security, Inc.	Stanley Black & Decker, Inc.
Genuine Parts Company	The Sherwin-Williams Company
Johnson Controls	Trane Technologies plc
LKQ Corporation	W.W. Grainger, Inc.
Lennar Corporation	WESCO International, Inc.
Masco Corporation	Whirlpool Corporation
Mohawk Industries, Inc.

Our market comparison analysis consisted of all components of total direct compensation, including base salary, annual bonus, and long-term incentives. These components were measured against data gathered from the proxy statements of the Peer Group.

Elements of our Compensation Program

Components of Compensation. Our executive compensation program for 2024 consists of the following elements for our NEOs:

Plan	Purpose	Relevant Performance Metric and Description

Base Salary	To provide fair and competitive compensation for individual performance and level of responsibility of position held.	Individual Performance
2024 Corporate Annual Incentive Plan	To provide performance-based annual cash awards for Company and divisional performance to motivate and reward key employees for achieving our short-term business objectives and to drive performance.	Mix of metrics, including: ▪ Adjusted EBITDA ▪ Working Capital ▪ Safety (RIR Reduction) ▪ RIC and Safety Training
2024 Long-Term Incentive Plan: Performance Stock Units (50%) (“PSUs”)	To provide performance-based equity compensation in the form of restricted stock units to maximize stockholder value and retain key employees.

Awards vest at the end of a three-year performance period based on achievement of goals tied to return on invested capital, +/- 10% TSR modifier compared to the Dow Jones U.S. Construction & Materials Index.

2024 Long-Term Incentive Plan: Restricted Stock Units (50%) (“RSUs”)	To enhance the program’s ability to retain participants and drive long-term behavior by allowing for time-based awards.	The RSUs are time-vested awards that generally vest in equal annual installments on the first three anniversaries of the grant date, subject to the recipient’s continued employment by the Company.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

The Compensation Committee generally seeks to provide total direct compensation (“TDC”) target opportunities to our executive officers, consisting of base salary, target annual cash incentive, and long-term equity award target value, at approximately the median of the market. However, individual market positioning may be more or less than median for a variety of reasons, such as Company and individual performance, experience, tenure, retention concerns, internal alignment, unique aspects of their role relative to external benchmarks, or other relevant factors. Based on the market comparison surveys conducted by Meridian, the 2024 TDC target opportunities established for our executive officers were consistent with this compensation philosophy.

The following sections describe in greater detail each of the elements of our executive compensation program, why they were selected, and how the amounts of each element were determined.

Base Salary

Base salary is designed to compensate the executive officers for their roles and responsibilities and to provide a stable and fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, we generally consider each executive’s role and responsibilities, unique skills, the salary levels for similar positions in our Peer Group companies, and internal pay equity.

The salaries approved for our executive officers are listed below:

Name	2023 Salary	2024 Salary	Increase

Peter M. Jackson	$685,785	$752,672	9.8%
Dave E. Rush	$1,000,000	$1,040,000	4.0%
Pete R. Beckmann	$338,036	$375,405	11.1%
Steve J. Herron	$595,763	$668,750	12.3%
Scott L. Robins	$570,350	$593,164	4.0%
Johnny Cope	$—	$525,000	—%

Mr. Jackson was promoted to President & CEO and Mr. Beckmann was promoted to CFO on November 6, 2024, and their salaries were increased in connection with their promotions. Accordingly, their 2024 salaries reflect their weighted salaries during the year. Mr. Rush's 2024 salary reflects his salary in effect at time of his retirement on November 6, 2024. Mr. Cope joined the Company and was appointed President – Commercial Operations on June 17, 2024 and therefore did not receive a salary in 2023.

Annual Cash Incentives

We provide annual cash incentive opportunities to our executive officers that are designed to reward the achievement of financial results measured over the current fiscal year. The Compensation Committee selects the financial performance goals applicable to the annual incentive program, which are based on key financial metrics that are deemed critical to the Company’s near-term success.

For 2024, the Compensation Committee implemented an annual cash incentive program for our corporate office leaders, including our NEOs. Under the 2024 Corporate Incentive Plan, a target bonus opportunity for each participant was set as a percentage of base salary determined by their position. Actual bonus amounts that could be earned by our NEOs ranged from 0% (for performance below threshold levels) to a maximum of 200% (for performance at or above maximum levels) of their respective target bonus amounts.

Under the 2024 Plan, 85% of a NEO’s bonus potential was based solely on the Company’s achievement of financial goals, while the remaining 15% was based on achievement of Corporate Social Responsibility ("CSR") objectives.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

The bonus amounts paid to our NEOs under the 2024 Corporate Incentive Plan are included later in this Compensation Discussion and Analysis section and in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this Proxy Statement. Additionally, the following table summarizes the metrics, payout targets, achievements, and actual payouts under the 2024 Corporate Incentive Plan for our NEOs:

		Payout Targets				Payout (% of Total

Metric	Weighting	Threshold	Target	Maximum	Achievement	Target Amount)

Corporate Adjusted EBITDA	70%	$2.24 billion	$2.8 billion	$3.36 billion or greater	$2.33 billion	28.7% for Messrs. Jackson, Rush, Beckmann and Herron	31.6% for Mr. Robins(1)

Working Capital as a Percentage of Sales	15%	10.2%	9.5%	6.8% or below	9.0%	19.2%

Safety Goal	5%	1.54 RIR	1.39 RIR	1.24 RIR	1.39 RIR	5.1% for Messrs. Jackson, Rush, Beckmann and Herron	0% for Mr. Robins(2)

Safety Training	5%	85% Trained	90% Trained	100% Trained	99.9% of corporate and West Division team members	10%

RIC Training	5%	85% Trained	90% Trained	100% Trained	99.9% of corporate and West Division team members	10%

Total Payout						73.0% for Messrs. Jackson, Rush, Beckmann and Herron(3)	70.8% for Mr. Robins

1.
35% of the Adjusted EBITDA bonus component for Mr. Robins was based on the amount of Adjusted EBITDA earned in 2024 by the West Division, which he oversees. Divisional Adjusted EBITDA targets are competitively sensitive information and not disclosed herein.
2.
Mr. Robins' performance was based on the RIR of the West Division and the division did not meet the threshold performance goal.
3.
In connection with his appointment as President - Commercial Operations in June 2024, Mr. Cope received a guaranteed bonus payout of 100% of target irrespective of performance under the 2024 Plan. His bonus is reflected in the “Bonus” column of the “Summary Compensation Table” in this Proxy Statement.

The Compensation Committee chose Adjusted EBITDA (as defined below) and Working Capital as a Percentage of Sales as the financial performance goals under the 2024 Plan because it believes these metrics provide an effective incentive to maximize financial performance and closely align management awards with Company performance and the financial interests of stockholders.

Adjusted EBITDA Metric. The 2024 Plan provided that 70% of the bonuses for Messrs. Jackson, Rush, Beckmann and Herron and 35% of the bonus for Mr. Robins were based on the amount of Adjusted EBITDA earned by the Company for the year as compared to the budgeted target amount of Adjusted EBITDA included in the Company’s 2024 AOP. The other 35% of the Adjusted EBITDA bonus component for Mr. Robins was based on the amount of Adjusted EBITDA earned in 2024 by the West Division, for which Mr. Robins is operationally responsible, as compared to the 2024 AOP. “Adjusted EBITDA” is calculated as earnings before interest, taxes, depreciation, and amortization, as adjusted for other non-recurring and/or non-cash items.

The 2024 Plan provided that no bonuses would be earned under the Adjusted EBITDA component unless the Company achieved more than 80% of its Adjusted EBITDA target in the 2024 AOP, as set by the Board of Directors. Any performance between levels was calculated based on the linear interpolation between such levels.

The Adjusted EBITDA target included in the 2024 AOP was $2.8 billion. As noted above, the Company achieved Adjusted EBITDA of $2.33 billion for fiscal year 2024, underperforming the target by approximately 17%. Additionally, Adjusted EBITDA for the West Division for fiscal year 2024 was approximately 15% below target. Messrs. Jackson, Rush, Beckmann and Herron earned a payout of 40.9% of the Adjusted EBITDA metric, or 28.7% of total target bonus payout. Mr. Robins

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earned a weighted payout of 45.1% of the corporate and West Division Adjusted EBITDA metric, or 31.6% of total target bonus payout.

The Adjusted EBITDA-related bonus amounts paid to our NEOs for 2024 are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this Proxy Statement.

Working Capital Metric. Working capital is a measurement of the Company’s operating liquidity and includes funds invested in accounts receivable, product inventories, and accounts payable. The Compensation Committee set the Working Capital as a Percentage of Sales target under the 2024 Plan for the NEOs at 9.5%, which matched the Company’s budgeted working capital target included in the 2024 AOP. This working capital target included both working capital managed at the corporate level (e.g., checks outstanding, corporate accruals, and prepaid assets) and regional working capital results. If the actual working capital percentage for the year was lower than the target, the bonus payment would increase. If the actual working capital percentage was higher than the target, the bonus payment would decrease. Under the 2024 Plan, the Company had to achieve at least 80% of the 2024 working capital target (or a maximum of 10.2% Working Capital as a Percentage of Sales) to trigger any payment. Any performance between levels was calculated based on the linear interpolation between such levels.

The Company achieved a 9.0% Working Capital as a Percentage of Sales result for 2024, approximately 5.6% above the 2024 AOP target. For purposes of this component of the 2024 Plan, the performance of all NEOs was determined based on results of the entire Company. Each of our NEOs earned a payout of 128.1% of the Working Capital metric, or 19.2% of total target bonus payout.

Safety Component. The safety of the Company’s employees is one of the Company’s core values, and the Compensation Committee believes it is a critical component of the Company’s success. Therefore, in addition to the Adjusted EBITDA and Working Capital metrics described above, the Compensation Committee decided that the 2024 Plan should continue to include the reduction of the Company’s RIR as a component of our 2024 Plan. The Compensation Committee set an RIR target under the 2024 Plan at 1.39, representing a 10% reduction from the Company’s prior year RIR, and a 1.54 RIR threshold to trigger any payment under the 2024 Plan, which was the Company’s 2023 RIR performance. Any performance between levels was calculated based on the linear interpolation between such levels.

The Compensation Committee, in consultation with our CEO, set this objective on a company-wide basis based on regional and divisional targets. For purposes of this component of the 2024 Plan, the performance of Messrs. Jackson, Rush, Beckmann and Herron was determined based on the RIR target for the overall performance of the entire Company during 2024. The Company’s RIR in 2024 was 1.39, a 10% improvement from the prior year. Mr. Robins' performance was based on the RIR of the West Division and the division did not meet the threshold performance goal.

Safety Training Component. In addition to striving to reduce the Company's RIR, management recommended to the Compensation Committee that all team members undertake a safety training course tailored to team members working in the field and in a corporate environment. Accordingly, the Compensation Committee included in the 2024 Plan safety training for the Company’s workforce as a component of our NEO bonus program. For 2024, the Compensation Committee set an 85% training target to trigger any payment under the 2024 Plan. Any performance between levels was calculated based on the linear interpolation between such levels.

For purposes of this component of the 2024 Plan and similar to the RIC training component, the performance of Messrs. Jackson, Rush, Beckmann and Herron was determined based on the percentage of all Company team members trained during 2024. The performance of Mr. Robins was determined based on the percentage of all team members trained during 2024 in the West Division. In 2024, 99.9% of all Company team members and West Division team members completed safety training, which resulted in a 10% total target bonus payout to Messrs. Jackson, Rush, Beckmann, Herron and Robins.

RIC Training Component. The Compensation Committee recognizes the importance of fostering a respectful and inclusive environment for the Company’s team members. Accordingly, the Compensation Committee included in the 2024 Plan RIC

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training for the Company’s workforce as a component of our NEO bonus program. For 2024, the Compensation Committee set an 85% training target to trigger any payment under the 2024 Plan. Any performance between levels was calculated based on the linear interpolation between such levels.

For purposes of this component of the 2024 Plan, the performance of Messrs. Jackson, Rush, Beckmann and Herron was determined based on the percentage of all Company team members trained during 2024. The performance of Mr. Robins was determined based on the percentage of all team members trained during 2024 in the West Division. In 2024, 99.9% of all Company team members and West Division team members completed RIC training, which resulted in a 10% total target bonus payout to Messrs. Jackson, Rush, Beckmann, Herron and Robins.

Overall Payout. As a result of the Company’s 2024 financial performance, as well as the substantial achievement by our executive team of the operational objectives described above, our NEOs received aggregate bonuses as follows:

Name	2024 Target Bonus (percentage of salary)	2024 Target Amount	Percentage of 2024 Target Bonus Earned	2024 Actual Bonus Earned

Peter M. Jackson	127%	$955,909	73.0%	$697,161

Dave E. Rush	150%	$1,446,721	73.0%	$1,059,209

Pete R. Beckmann	100%	$375,135	73.0%	$273,789

Steve J. Herron	125%	$824,731	73.0%	$603,029

Scott L. Robins	100%	$588,489	70.8%	$417,512

Johnny Cope	100%	$525,000	100.0%	$525,000

The bonus amounts paid to our NEOs for 2024 are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this Proxy Statement. The target amounts reflect the weighted salaries of our NEOs during 2024. Mr. Jackson's target bonus percentage reflects his weighted percentage in 2024.

Long-Term Equity Incentives

2024 LTIP Grants. A key component of our executive compensation program consists of equity-based incentives to reward long-term strategic accomplishments and enhance long-term stockholder value. We believe that long-term incentive compensation performs an essential role in attracting and retaining talented executives and providing them with incentives to maximize stockholder value. In 2024 and similar to prior years, the Compensation Committee decided to grant PSUs and RSUs, consistent with our practice in recent years. These award vehicles were selected by the Compensation Committee due to their retention value and the performance link to our stock price.

Effective March 15, 2024, the Compensation Committee and the Board approved equity awards to key managers, including our NEOs, in order to promote retention and provide incentive to management to maximize the Company’s financial performance over an extended period. 50% of the awards were RSUs and 50% were PSUs, as described below:

▪
Time-Vesting. The RSUs vest over three years in equal annual installments.
▪
Performance-Vesting. The PSUs vest in full on the third anniversary of the grant date based on the Company’s achievement of annual and three-year ROIC targets, with the payout subject to a modifier if the Company’s TSR significantly outperforms or underperforms the TSR of our Peer Group over the three-year measurement period.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

The Compensation Committee chose the foregoing performance metrics for the PSU grants to each NEO to (i) incentivize our executive team to grow the Company’s ROIC in conjunction with the Adjusted EBITDA and Working Capital financial metrics utilized in our 2024 Corporate Incentive Plan and (ii) ensure that our NEOs’ financial interests are aligned with those of our stockholders over an extended period. The Compensation Committee determined that 50% of the award to each NEO should be RSUs that vest based on continued employment with the Company because it views retention of key management talent as a critical function of our long-term equity incentive program.

The target value of the RSU and PSU awards made to each NEO for 2024 was as follows:

Name	Target Value of Award

Peter M. Jackson	$1,750,000
Dave E. Rush	$6,000,000
Pete R. Beckmann	$300,000
Steve J. Herron	$1,500,000
Scott L. Robins	$1,250,000
Johnny Cope	$1,000,000

The restricted stock unit awards granted to our NEOs in 2024 are reflected in the “2024 Grants of Plan-Based Awards” table later in this Proxy Statement.

Performance Measurement – ROIC Component. The Compensation Committee believes that ROIC is an effective metric to measure the Company’s efficiency at allocating capital and generating returns for stockholders.

In establishing a long-term performance goal, the Compensation Committee and management believe it is appropriate to incentivize immediate and continued performance against pre-established goals. Additionally, as we operate in a cyclical industry, it is important to mitigate large swings in performance (either up or down). As such, the ROIC incentive plan was designed to reward for three individual performance years based on continual improvement from prior year results as well as the achievement against a pre-set three-year objective. This provides the appropriate balance between year-over-year improvement and long-term sustained performance. In 2024, the Compensation Committee, management and Meridian reviewed ROIC as the primary metric and determined that it continues to be the most effective metric for the Company's long-term incentive plan.

ROIC is defined as:

Adjusted EBIT
(Total Debt + Finance and Operating Lease Obligations – Cash and Cash Equivalents + Stockholders’ Equity)*

* Calculated based on trailing four quarter average for each of the annual tranches

ROIC performance is measured over four separate measurement tranches: an annual ROIC measurement for each of 2024-2026 and a cumulative ROIC measurement for performance over the three-year period.

Measurement Tranche	Weight

2024 ROIC	25%

2025 ROIC	25%

2026 ROIC	25%

3-year Avg. ROIC (2024-2026)	25%

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For each tranche, payout would begin at 50% of the target award for achievement of the threshold performance goal, would increase to 100% of the target award for achievement of the target performance goal, and would be capped at 200% of the target award for achievement of the maximum performance goal. There will be no payout for a tranche where the minimum goal is not met. Payout percentages between targets would be determined by linear interpolation. The payout scale is set forth in the following table.

Tranche	Minimum (50% Payout)	Full Payout (100% Payout)	Maximum (200% Payout)

2024 ROIC	1.5% less than 2024 AOP ROIC Target	2024 AOP ROIC Target	Minimum Payout Threshold + 7.5% Improvement

2025 ROIC	2024 Actual ROIC	2024 Actual ROIC + 1.5% Improvement	2024 Actual ROIC + 7.5% Improvement

2026 ROIC	2025 Actual ROIC	2025 Actual ROIC + 1.5% Improvement	2025 Actual ROIC + 7.5% Improvement

3-year Avg. ROIC	2024 AOP ROIC Target	2024 AOP ROIC Target + 1.5% Improvement	2024 AOP ROIC Target + 7.5% Improvement

As mentioned above, the Company’s TSR measured over the three-year vesting period of the awards will be used as a modifier rather than a primary metric. TSR performance is measured against the companies that comprise the Dow Jones U.S. Construction & Materials Index. If the Company’s TSR is in the bottom 25% percentile of the companies in the index, the payout based on the ROIC percentage will be reduced by 10%. If the Company’s TSR is in the top 25% percentile of that group, the payout based on the ROIC percentage will be increased by 10%.

Any payouts generated by the 2024 and 2025 tranches are subject to additional time-based vesting requirements such that they would vest upon the conclusion of the three-year performance period, provided that our NEOs remain employed by the Company for the full three-year period of the grant.

Vesting of 2022 PSUs. In February 2022, the Compensation Committee granted PSUs to Messrs. Jackson, Beckmann, Herron and Robins, which paid out based on the scales set forth in the following table and aligned with the Company's long range plan targets at the time:

Tranche	Minimum (50% Payout)	Target Payout (100% Payout)	Maximum (200% Payout)
2022 ROIC	23.7%	25.7%	29.7%
2023 ROIC	17.9%	19.9%	23.9%
2024 ROIC	19.9%	21.9%	25.9%
3-year Avg. ROIC	20.5%	22.5%	26.5%

Payout percentages between targets are linear. Additionally, the awards were subject to a TSR modifier. TSR performance was measured against the companies that comprised the Dow Jones U.S. Construction & Materials Index at the end of the performance period. If the Company’s TSR was in the bottom 25% percentile of the companies in the index, the payout based on the ROIC percentage would be reduced by 10%. If the Company’s TSR was in the top 25% percentile of that group, the payout based on the ROIC percentage would be increased by 10%.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

The performance period for the PSUs concluded on December 31, 2024. The Company achieved the following ROIC metrics set forth in the following:

Tranche	Target Payout	Actual	Weighted Percentage Payout

2022 ROIC	25.7%	44.3%	50%

2023 ROIC	19.9%	27.9%	50%

2024 ROIC	21.9%	20.7%	18%

3-year Average ROIC	22.5%	31.0%	50%

Total ROIC Payout			168%

Additionally, the Company’s TSR over the three-year period was 66.8%, which ranked sixth within the selected peer group and in the top quartile. Accordingly, the 168% ROIC attainment percentage increased by 16.8% (10% of the 168% ROIC attainment percentage) for a total payout of 184.8% of target amounts for each of Messrs. Jackson, Beckmann, Herron and Robins. Actual share payout amounts are reflected in the “2024 Outstanding Equity Awards at Year-End” table of this Proxy Statement.

Executive Benefits and Perquisites

The Company generally does not provide its executive officers with perquisites or special benefits that are not available to other employees. Company-provided air travel for officers is for business purposes only. The Company’s health care, insurance, 401(k) plan (including Company matching contributions), and other welfare and employee-benefit programs are the same for all eligible employees, including the NEOs, except that employees making over $100,000 annually make higher monthly contributions for their health insurance benefits and certain senior officers and their dependents are eligible for reimbursement of certain medical expenses of up to $50,000 through ArmadaCare.

The benefits provided to our named executive officers during 2024 are set forth in the “All Other Compensation” column of the “Summary Compensation Table” later in this Proxy Statement.

Chief Executive Officer and Chief Financial Officer Transitions in 2024

Dave E. Rush retired as the Company’s Chief Executive Officer after 25 years of dedicated service to the Company, effective November 6, 2024. Mr. Rush remains on the Company’s Board of Directors, and continued as a special advisor to the Company through March 2025. Mr. Rush received $50,000 per month for serving as a special advisor, and following his term as a special advisor, he receives compensation as a non-employee member of the Board of Directors pursuant to the Company’s Director Compensation Program.

Peter M. Jackson, the Company’s former Executive Vice President and Chief Financial Officer, was appointed President and Chief Executive Officer to succeed Mr. Rush, effective November 6, 2024. In connection with his promotion, the Compensation Committee increased Mr. Jackson’s annual salary to $1,000,000 and set his annual cash incentive target award equal to 135% of his base salary. In addition, Mr. Jackson received a grant of restricted stock units having a value equal to $6,500,000 in the first quarter of 2025 as part of the Company’s regular equity award grant cycle. One-half of these restricted stock units were time-based (vesting in equal annual installments on the first three anniversaries of the grant date) and the other half were performance-based (vesting on the third anniversary of the grant date, subject to achievement of performance goals).

Pete R. Beckmann, the Company’s former Senior Vice President of Financial Planning & Analysis, was appointed Chief Financial Officer to succeed Mr. Jackson, effective November 6, 2024. In connection with his promotion, the Compensation Committee increased Mr. Beckmann’s annual salary to $600,000 and set his annual cash incentive target award equal to 100% of his base salary. In addition, Mr. Beckmann received a grant of restricted stock units having a value

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equal to $1,750,000 in the first quarter of 2025 as part of the Company’s regular equity award grant cycle. One-half of these restricted stock units were time-based (vesting in equal annual installments on the first three anniversaries of the grant date) and the other half were performance-based (vesting on the third anniversary of the grant date, subject to achievement of performance goals).

Post-Termination Compensation

The Board believes that severance benefits are necessary in order to attract and retain the caliber and quality of executive that the Company needs in its most senior positions.

In February 2023, the Board of Directors approved and adopted the Builders FirstSource, Inc. Executive and Key Employee Severance Plan (the “Severance Plan”), which provides for severance payments and benefits to certain key employees of the Company if their employment is involuntarily terminated under certain circumstances. Under the Severance Plan, participants are grouped into three tiers of benefits, as selected and designated by the Compensation Committee. The Compensation Committee designated the following named executive officers to participate in the Severance Plan: Peter Jackson, as a Tier I Participant; and Pete Beckmann, Steve Herron, Scott Robins, and Johnny Cope, as Tier II Participants. Dave Rush waived his rights under the Severance Plan in connection with this retirement as President and CEO in November 2024. Upon acknowledgment by such named executive officers of their participation in the Severance Plan, any existing employment agreement between the Company and such named executive officer was terminated.

As a condition to participating in the Severance Plan, a participant must enter into a restrictive covenant agreement that includes non-competition, customer non-solicitation and employee non-recruitment provisions, that will apply for a period of 24 months, in the case of a Tier I Participant, or 18 months, in the case of a Tier II Participant, following the participant’s termination of employment and subject in each case to applicable limitations under state law. The Board determined that implementation of the Severance Plan is in the best interests of the Company insofar as it permits the Company to achieve its goals of attracting and retaining the best possible executive talent while obtaining post-employment non-competition and non-solicitation covenants from executive officers.

Under the Severance Plan, if a participating executive’s employment is terminated by the Company without cause or by the participant for good reason (as such terms are defined in the Severance Plan), and the termination does not occur within the 3-month period prior to or the 24-month period following a change in control of the Company, the participant will be entitled to certain severance payments and benefits (“Regular Severance Benefits”). The Regular Severance Benefits include cash payments of the following amounts: (1) a pro rata annual bonus (based on actual results for the full fiscal year), (2) a severance payment equal to 2.0 times, in the case of a Tier I Participant, or 1.5 times, in the case of a Tier II Participant, the participant’s base salary and target annual bonus, and (3) a payment equal to the cost to provide group health benefits to the participant (less the active-employee rate for such coverage) for 24 months, in the case of a Tier I Participant, or 18 months, in the case of a Tier II Participant (based on group health benefits sponsored by the Company and maintained by the participant as of the termination date). In addition, the participant’s outstanding stock options, restricted stock units and other stock awards with time-based vesting restrictions will become vested and exercisable as to a pro rata portion of the number of awards that otherwise would have become vested on the award's next regularly scheduled vesting date, and a pro rata portion of the participant’s outstanding performance-based stock awards will be deemed vested and earned based on the actual level of achievement of all relevant performance measures as of the end of the regular performance period.

If a participating executive’s employment is terminated by the Company without cause or by the participant for good reason, and the termination occurs within the 3-month period prior to or the 24-month period following a change in control of the Company, the participant will be entitled to certain severance payments and benefits (“Change in Control Severance Benefits”). The Change in Control Severance Benefits include lump sum cash payments of the following amounts: (1) a pro rata target annual bonus, (2) a severance payment equal to 2.5 times, in the case of a Tier I Participant, or 2.0 times, in the case of a Tier II Participant, the participant’s base salary and target annual bonus, and (3) a payment equal to the cost to provide group health benefits to the participant (less the active-employee rate for such coverage) for

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30 months, in the case of a Tier I Participant, or 24 months, in the case of a Tier II Participant (based on group health benefits sponsored by the Company and maintained by the participant as of the termination date). In addition, the level of achievement of all performance goals relating to the participant’s outstanding performance-based stock awards will be based on (i) the greater of an assumed level of achievement at “target” level or actual level of achievement measured as of the termination date for performance periods that had commenced but were not completed prior to the termination date, and (ii) an assumed level of achievement at “target” level for performance periods that had not commenced prior to the termination date.

Retirement / Post-Employment Benefits

In addition to the Company’s 401(k) program, the Company maintains a Nonqualified Deferred Compensation Plan (“NDCP”). The NDCP allows certain Company employees, including the NEOs, to defer up to 80% of base salary, 100% of cash bonuses, and 100% of any 401(k) discrimination testing refund during any plan year. Under the NDCP, participants may elect when and over what period of time their deferrals will be distributed based on plan provisions. Participants may elect to have their accounts distributed in a lump sum on a specified date no sooner than on the first day of May at least three years after the year of the deferral election or in two- to 10-year installments beginning on a specified date no sooner than on the first day of May at least three years after the year of the deferral election. Participants may also elect to have their accounts distributed in one lump-sum payment on the first day of the seventh month following the date of their separation of service or in two- to 10-year installments upon their separation of service. Upon a participant’s death, the participant’s beneficiary will receive the participant’s NDCP balance in one lump-sum payment as soon as practicable following the participant's death. Upon a change of control of the Company, participants can elect to have their accounts distributed in a lump sum or continue to have distributions made in accordance with the plan’s normal distribution provisions. Participants may elect to invest their contributions in various investment funds that can earn a return based on broad-based investment funds elected by the participant.

Mr. Beckmann is the only NEO who participated in the NDCP in 2024. His contributions to the NDCP during 2024 are set forth in the “Nonqualified Deferred Compensation” table later in this Proxy Statement.

Stock Ownership Guidelines

Under the Company’s Stock Ownership Guidelines for Executives and Directors, each executive officer of the Company (who has not reached the normal retirement age of 67) and director of the Company is expected to acquire (within the later of five years after the adoption of the policy or appointment to office) and continue to hold shares of the Company’s Common Stock having an aggregate market value that equals or exceeds the requirement set forth below. Unvested restricted stock units will count toward the ownership requirement. Until the required level is met, a director or executive officer is required to retain fifty percent of the net shares of common stock received from the Company as compensation. Once the requirements are met, future sales are only permitted to the extent that such director or executive officer shall continue to meet the requirements immediately following such sale. Once the target beneficial ownership level is achieved, that director or executive officer will not be required to acquire any additional shares if the stock price decreases, provided the underlying number of shares remain held by such director or executive officer.

Position	Holding Requirement
CEO	5 times annual base salary
Executive Officers	3 times annual base salary
Directors	5 times annual cash retainer*

* Excluding cash retainers for serving as the chairperson of the Board or any of its committees or for serving on any of the committees.

The Compensation Committee administers compliance with this policy and has the discretion to enforce these guidelines on a case-by-case basis. The Compensation Committee performed an annual evaluation of the policy in October 2024 and

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found that all directors and executive officers were either in compliance with the policy or subject to the grace period for reaching the required totals.

Insider Trading Policy

We have adopted an Insider Trading Policy that governs the purchase, sale and/or other dispositions of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the New York Stock Exchange listing standards applicable to us. It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K.

Anti-Hedging and Anti-Pledging Policy

The Company’s Insider Trading Policy, which is applicable to all directors, executive officers, and other employees, provides that such persons may not trade in options, warrants, puts and calls, or similar instruments on Company securities, hold Company securities in margin accounts, or sell Company securities “short” without the prior written approval of the Company’s General Counsel. Such persons may not enter into any other hedging transaction involving Company securities or pledge Corporation securities as collateral for a loan or other obligation without the prior written approval of the Company’s General Counsel.

Policies and Practices Related to the Timing of Equity Awards

Although we have not adopted a formal policy regarding the timing of equity award grants, the Compensation Committee generally approves equity award grants during a regularly scheduled meeting in the first quarter of the fiscal year. The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information, nor is the timing of disclosures of material nonpublic information based on equity award grant dates.

Compensation Recoupment Policy

The Compensation Committee adopted a Compensation Recoupment Policy effective December 1, 2023 in accordance with NYSE standards. In the event of a financial restatement, the policy requires recoupment of overpaid performance-based incentives paid to executive officers during the three completed fiscal years immediately preceding the restatement. A copy of our Compensation Recoupment Policy is filed as Exhibit 97.1 to our Annual Report on Form 10-K.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC.

Submitted by the Compensation Committee:

Cleveland A. Christophe (Chair)
Brett N. Milgrim
James O’Leary

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Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our NEOs, or that was otherwise earned by our NEOs, for their services in all capacities during 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)		Bonus ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)

Peter M. Jackson	2024	752,672	1,782,722	(1)	—		697,161	(3)	10,350	(8)	3,242,905
Chief Executive Officer	2023	685,785	1,539,730		—		1,355,658		9,900		3,591,073
and President(4)	2022	655,000	3,018,612		150,000		1,202,273		9,150		5,035,035
Dave E. Rush	2024	1,040,000	6,112,772	(1)	—		1,059,209	(3)	86,504	(9)	8,298,485
Former Chief Executive Officer	2023	1,000,000	4,102,537		—		2,993,554		9,900		8,105,991
and President(5)	2022	586,589	499,990		150,000		1,214,970		9,200		2,460,749
Pete R. Beckmann	2024	375,405	305,519	(1)	—		273,789	(3)	10,350	(8)	965,063
Executive Vice President and
Chief Financial Officer(6)
Steve J. Herron	2024	668,750	1,528,189	(1)	—		603,029	(3)	18,862	(10)	2,818,830
Chief Operating Officer	2023	595,763	1,925,801		—		1,193,036		17,054		3,731,654
Scott L. Robins	2024	593,164	1,273,461		—		417,512		10,350	(8)	2,294,487
President – West Division	2023	570,350	1,026,458	(1)	—		1,129,543	(3)	9,900		2,736,251
	2022	550,000	1,809,898		150,000		1,009,470		9,200		3,528,568
Johnny Cope	2024	525,000	1,137,957	(1)	793,000	(2)	—		90,638	(11)	2,546,595
President – Commercial Operations(7)

1.
Unless otherwise noted, reflects the aggregate grant date fair value of restricted stock unit awards, which for 2024 included both time-based vesting and performance-based vesting RSUs. The fair value of these awards was determined in accordance with the Compensation – Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. The grant date fair value of time-based vesting RSUs was equal to the closing price of our Common Stock on the grant date. The grant date fair value of the performance-based vesting RSUs, utilizing an annual return on invested capital (“ROIC”) measurement for each of 2024-2026 individually and a cumulative ROIC measurement for performance over that three-year period, and subject to a total shareholder return modifier, was determined using the Monte Carlo simulation model, which is based on a number of factors. If achievement of the highest level of performance conditions is assumed, the grant date fair value of the awards to Messrs. Jackson, Rush, Herron, Beckmann, Robins and Cope would increase by $1,089,251, $3,735,339, $186,694, $933,713, $778,175 and $765,518, respectively. The weighted average assumptions used in determining the grant date fair value of these awards are set forth in Note 2, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
2.
Amount reflects a sign-on bonus for Mr. Cope's appointment as President – Commercial Operations in June 2024. In addition, Mr. Cope was guaranteed a fixed payout amount under the 2024 Corporate Annual Incentive Plan pursuant to the terms of his appointment as President – Commercial Operations.
3.
Reflects cash incentive awards earned under the 2024 Corporate Annual Incentive Plan. For information regarding our 2024 Corporate Annual Incentive Plan, see the discussion in the “Compensation Discussion and Analysis” section above.
4.
Mr. Jackson was appointed President and Chief Executive Officer on November 6, 2024.
5.
Mr. Rush retired as President and Chief Executive Officer on November 6, 2024, and served as a special advisor to the Company until March 2025.
6.
Mr. Beckmann was appointed Chief Financial Officer on November 6, 2024.
7.
Mr. Cope was appointed President - Commercial Operations on June 17, 2024.
8.
Amount reflects $10,350 in employer contributions to executive’s 401(k) plan.
9.
Amount reflects $10,350 in employer contributions to Mr. Rush’s 401(k) plan and $76,154 in special advisor fees.
10.
Amount reflects $9,262 in employer contributions to Mr. Herron’s 401(k) plan and $9,600 in auto allowance payments.
11.
Amount reflects $909 in employer contributions to Mr. Cope’s 401(k) plan and $89,729 in relocation expenses.

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2024 Grants of Plan-Based Awards

The following table below sets forth the individual grants of plan-based awards made to each of our NEOs during 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Award(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Peter M. Jackson
2024 Plan			11,949	955,909	1,911,818
RSU	3/15/24	2/20/24							4,476(4)	$875,013
PSU	3/15/24	2/20/24				503	4,475	9,845		$907,709
Dave E. Rush
2024 Plan			18,084	1,446,721	2,893,442
RSU	3/15/24	2/20/24							15,346(4)	$2,999,990
PSU	3/15/24	2/20/24				1,726	15,346	33,761		$3,112,783
Pete R. Beckmann
2024 Plan			4,689	375,135	750,270
RSU	3/15/24	2/20/24							767(4)	$149,941
PSU	3/15/24	2/20/24				86	767	1,687		$155,578
Steve J. Herron
2024 Plan			10,309	824,731	1,649,462
RSU	3/15/24	2/20/24							3,837(4)	$750,095
PSU	3/15/24	2/20/24				461	3,836	8,439		$778,094
Scott L. Robins
2024 Plan			7,356	588,489	1,176,978
RSU	3/15/24	2/20/24							3,197(4)	$624,982
PSU	3/15/24	2/20/24				359	3,197	7,033		$648,479
Johnny Cope
2024 Plan			—	—	—
RSU	7/18/24	6/3/24							3,146(4)	$500,025
PSU	7/18/24	6/3/24				353	3,145	6,919		$637,932

1.
Represents threshold, target, and maximum payout levels for 2024 performance under the 2024 Corporate Annual Incentive Plan. The threshold amount for each of Messrs. Jackson, Rush, Beckmann, Herron and Robins represents the minimum amount that could be paid under the 2024 Corporate Annual Incentive Plan, which would occur if the Company only achieved the minimum payout under the Safety metric (1.25% of total target bonus). Mr. Cope was guaranteed a fixed payout amount under the 2024 Corporate Annual Incentive Plan pursuant to the terms of his appointment as President – Commercial Operations in June 2024. For more information regarding the 2024 Corporate Annual Incentive Plan, see the discussion in the “Compensation Discussion and Analysis” section above.
2.
Reflects awards of performance-based vesting RSUs under the 2014 Incentive Plan. Each award vests on the third anniversary of the grant date based on four separate performance measures: an annual return on invested capital (“ROIC”) measurement for each of 2024-2026 and a cumulative ROIC measurement for performance over that three-year period. For 2024, (i) minimum payout requires achieving no more than a 1.5% reduction of the 2024 ROIC target set forth in the 2024 AOP, (ii) full payout requires achieving the 2024 ROIC target set forth in the 2024 AOP, and (iii) maximum payout requires achieving a 7.5% improvement over the minimum payout threshold. For each of 2025 and 2026, (i) minimum payout requires achieving the actual ROIC performance for the prior year, (ii) full payout requires achieving the actual ROIC performance for the prior year plus a 1.5% improvement, and (iii) maximum payout requires achieving a 7.5% improvement over the actual ROIC performance for the prior year. For the three-year average tranche, (i) minimum payout requires achieving 2024 ROIC target set forth in the 2024 AOP, (ii) the full payout target is a 1.5% increase over that minimum target, and (iii) the maximum target is a 7.5% increase above the minimum payout threshold. The specific targets are set forth in the discussion in the “Compensation Discussion and Analysis” section above. Additionally, the awards are subject to a total shareholder return (“TSR”) modifier. If the Company’s TSR is in the bottom 25% percentile of the companies in the Dow Jones U.S. Construction & Materials Index, the payout based on the ROIC percentage will be reduced by 10%. If the Company’s TSR is in the top 25% percentile of that group, the payout based on the ROIC percentage will be increased by 10%.

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3.
Reflects the aggregate grant date fair value of restricted stock unit awards granted in 2024. The fair value of these awards was determined in accordance with the Compensation — Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. For time-based vesting RSUs, the grant date fair value of such RSUs is equal to the closing price of our Common Stock on the grant date. The grant date fair value of performance-based vesting RSUs was determined using the Monte Carlo simulation model, which is based on a number of factors. The weighted average assumptions used in determining the grant date fair value of these awards are set forth in Note 2, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
4.
Reflects awards of time-based vesting RSUs under the 2014 Incentive Plan. Each award vests in three equal annual installments on March 15, 2025, 2026, and 2027.

Employment Agreements

As discussed in the “Compensation Discussion and Analysis” section above, the Board of Directors adopted the Severance Plan in February 2023. The Compensation Committee designated the following named executive officers to participate in the Severance Plan: Peter M. Jackson, as a Tier I Participant; and Pete R. Beckman, Steve J. Herron, Scott L. Robins and Johnny Cope, as Tier II Participants. Dave Rush waived his rights under the Severance Plan in connection with his retirement as President and CEO in November 2024. Upon acknowledgment by such named executive officers of their participation in the Severance Plan, any existing employment agreement between the Company and such named executive officer was terminated.

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2024 Outstanding Equity Awards at Year-End

The following table provides information concerning equity awards that are outstanding as of December 31, 2024 for each of our NEOs.

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Peter M. Jackson
2022 RSU	3,621	(2)	517,550
2022 PSU				20,071	(3)	2,868,748
2023 RSU	6,287	(4)	898,601
2023 PSU				9,430	(5)	1,347,830
2024 RSU	4,476	(6)	639,755
2024 PSU				4,475	(7)	639,612
Dave E. Rush
2023 RSU	16,206	(4)	2,316,324
2023 PSU				24,307	(5)	3,474,200
2024 RSU	15,346	(6)	2,193,404
2024 PSU				15,346	(7)	2,193,404
Pete R. Beckmann
2022 RSU	664	(2)	94,906
2022 PSU				3,679	(3)	525,839
2023 RSU	1,048	(4)	149,791
2023 PSU				1,571	(5)	224,543
2024 RSU	767	(6)	109,627
2024 PSU				767	(7)	109,627
Steve J. Herron
2022 RSU	1,931	(2)	275,998
2022 PSU				10,703	(3)	1,529,780
2023 RSU	4,192	(4)	599,163
2023 PSU				6,286	(5)	898,458
2023 RSU	792	(8)	113,201
2023 PSU				1,187	(9)	169,658
2024 RSU	3,837	(6)	548,422
2024 PSU				3,836	(7)	548,279
Scott L. Robins
2022 RSU	1,931	(2)	275,998
2022 PSU				10,703	(3)	1,529,780
2023 RSU	4,192	(4)	599,163
2023 PSU				6,286	(5)	898,458
2024 RSU	3,197	(6)	456,947
2024 PSU				3,197	(7)	456,947
Johnny Cope
2024 RSU	3,146	(10)	449,658
2024 PSU				3,145	(11)	449,515

1.
Reflects the value as calculated using the closing market price of our Common Stock as of December 31, 2024 ($142.93).
2.
Restricted stock units awarded to the executive on February 17, 2022 under the 2014 Incentive Plan. The restricted stock units vested in three equal annual installments on each of February 17, 2023, 2024, and 2025. Each restricted stock unit converted into one share of common stock upon vesting.
3.
Restricted stock units awarded to the executive on February 17, 2022 under the 2014 Incentive Plan. The award vested on February 17, 2025 based on four separate performance measures: an annual return on invested capital (“ROIC”) measurement for each of 2022-2024 and a cumulative ROIC measurement for performance over that three-year period. For each of the annual tranches and the three-year average tranche, target payout aligns with ROIC targets in the Company’s LRP. For 2022, (i) minimum payout requires achieving a 23.7% ROIC, (ii) full payout requires achieving a 25.7% ROIC, and (iii) maximum payout requires achieving a 29.7% ROIC. For 2023, (i) minimum payout requires achieving a 17.9% ROIC, (ii) full payout requires achieving a 19.9% ROIC, and (iii) maximum payout requires achieving a 23.9% ROIC. For 2024, (i) minimum payout requires achieving a 19.9% ROIC, (ii) full payout requires achieving a 21.9% ROIC, and (iii) maximum payout requires achieving a 25.9% ROIC. For the three-year average tranche, (i) minimum payout requires achieving a 20.5% ROIC, (ii) full

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payout requires achieving a 22.5% ROIC, and (iii) maximum payout requires achieving a 26.5% ROIC. Additionally, the awards are subject to a TSR modifier. If the Company’s TSR is in the bottom 25% percentile of the companies in the Dow Jones U.S. Construction & Materials Index, the payout based on the ROIC percentage will be reduced by 10%. If the Company’s TSR is in the top 25% percentile of that group, the payout based on the ROIC percentage will be increased by 10%. The performance period has been completed and the amounts reflected are the actual amounts earned.
4.
Restricted stock units awarded to the executive on March 15, 2023 under the 2014 Incentive Plan. The restricted stock units vest in three equal annual installments on each of March 15, 2024, 2025, and 2026. Each restricted stock unit converts into one share of common stock upon vesting.
5.
Restricted stock units awarded to the executive on March 15, 2023 under the 2014 Incentive Plan. The award vests on March 15, 2026 based on four separate performance measures: an annual return on invested capital (“ROIC”) measurement for each of 2023-2025 and a cumulative ROIC measurement for performance over that three-year period. For 2023, (i) minimum payout requires achieving no more than a 15% reduction of the 2023 ROIC target set forth in the 2023 AOP, (ii) full payout requires achieving the 2023 ROIC target set forth in the 2023 AOP, and (iii) maximum payout requires achieving a 40% improvement over the 2023 ROIC target set forth in the 2023 AOP. For each of 2024 and 2025, (i) minimum payout requires achieving the actual ROIC performance for the prior year, (ii) full payout requires achieving the actual ROIC performance for the prior year plus a 15% improvement, and (iii) maximum payout requires achieving a 40% improvement over the actual ROIC performance for the prior year. For the three-year average tranche, (i) minimum payout requires achieving 2023 ROIC target set forth in the 2023 AOP, (ii) the full payout target is a 15% increase over that minimum target, and (iii) the maximum target is a 40% increase above the minimum payout threshold. Payout percentages between targets are linear. Additionally, the awards are subject to a TSR modifier. If the Company’s TSR is in the bottom 25% percentile of the companies in the Dow Jones U.S. Construction & Materials Index, the payout based on the ROIC percentage will be reduced by 10%. If the Company’s TSR is in the top 25% percentile of that group, the payout based on the ROIC percentage will be increased by 10%. The amounts reflected assume target payouts excluding any TSR modifier.
6.
Restricted stock units awarded to the executive on March 15, 2024 under the 2014 Incentive Plan. The restricted stock units vest in three equal annual installments on each of March 15, 2025, 2026, and 2027. Each restricted stock unit converts into one share of common stock upon vesting.
7.
Restricted stock units awarded to the executive on March 15, 2024 under the 2014 Incentive Plan. The award vests on March 15, 2027 based on four separate performance measures: an annual return on invested capital (“ROIC”) measurement for each of 2024-2026 and a cumulative ROIC measurement for performance over that three-year period. For 2024, (i) minimum payout requires achieving no more than a 1.5% reduction of the 2024 ROIC target set forth in the 2024 AOP, (ii) full payout requires achieving the 2024 ROIC target set forth in the 2024 AOP, and (iii) maximum payout requires achieving a 7.5% improvement over the minimum payout threshold. For each of 2025 and 2026, (i) minimum payout requires achieving the actual ROIC performance for the prior year, (ii) full payout requires achieving the actual ROIC performance for the prior year plus a 1.5% improvement, and (iii) maximum payout requires achieving a 7.5% improvement over the actual ROIC performance for the prior year. For the three-year average tranche, (i) minimum payout requires achieving 2024 ROIC target set forth in the 2024 AOP, (ii) the full payout target is a 1.5% increase over that minimum target, and (iii) the maximum target is a 7.5% increase above the minimum payout threshold. Additionally, the awards are subject to a TSR modifier. If the Company’s TSR is in the bottom 25% percentile of the companies in the Dow Jones U.S. Construction & Materials Index, the payout based on the ROIC percentage will be reduced by 10%. If the Company’s TSR is in the top 25% percentile of that group, the payout based on the ROIC percentage will be increased by 10%. The amounts reflected assume target payouts excluding any TSR modifier.
8.
Restricted stock units awarded to Mr. Herron on March 21, 2023 under the 2014 Incentive Plan in connection with his appointment as Chief Operating Officer. The restricted stock units vest on the schedule described in Footnote 4 above.
9.
Restricted stock units awarded to Mr. Herron on March 21, 2023 under the 2014 Incentive Plan in connection with his appointment as Chief Operating Officer. The restricted stock units vest on the schedule described in Footnote 5 above.
10.
Restricted stock units awarded to Mr. Cope on July 18, 2024 under the 2014 Incentive Plan in connection with his appointment as President - Commercial Operations. The restricted stock units vest on the schedule described in Footnote 6 above.
11.
Restricted stock units awarded to Mr. Cope on July 18, 2024 under the 2014 Incentive Plan in connection with his appointment as President - Commercial Operations. The restricted stock units vest on the schedule described in Footnote 7 above.

BUILDERS FIRSTSOURCE, INC.	57	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

2024 Option Exercises and Stock Vested

The following table provides information regarding the vesting of restricted stock awards held by our NEOs in 2024. The NEOs did not exercise any stock options in 2024.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Peter M. Jackson	57,002	10,675,051
Dave E. Rush	8,102	1,583,860
Pete R. Beckmann	9,041	1,688,661
Steve J. Herron	26,438	4,983,062
Scott L. Robins	33,301	6,203,477
Johnny Cope	—	—

1.
Reflects the value as calculated by multiplying the number of shares of stock by the closing market price of our Common Stock on the date of vesting.

2024 Nonqualified deferred compensation

The following table provides information regarding the contributions to the NDCP by our NEOs in 2024.

Name	Executive Contributions ($)		Company Contributions ($)	Aggregate Earnings ($)	Aggregate Withdrawals and Distributions ($)	Aggregate Balance at Year-End ($)

Peter M. Jackson	—		—	—	—	—
Dave E. Rush	—		—	—	—	—
Pete R. Beckmann	96,670	(1)	—	6,082		102,752
Steve J. Herron	—		—	—	—	—
Scott L. Robins	—		—	—	—	—
Johnny Cope	—		—	—	—	—

1.
$91,982 of Mr. Beckmann's contributions in the last fiscal year have been included in the "Salary" column for the NEO in the 2024 Summary Compensation Table. The remainder of Mr. Beckmann's contributions were made from his 401(k) discrimination testing refund and are not included in the 2024 Summary Compensation Table.

The NDCP is described above in the section titled "Compensation Discussion and Analysis."

BUILDERS FIRSTSOURCE, INC.	58	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Potential Payments Upon Termination or Change in Control

As described in the "Compensation Discussion and Analysis" section above, our Board of Directors adopted the Severance Plan in February 2023. The Compensation Committee designated the following named executive officers to participate in the Severance Plan: Peter M. Jackson, as a Tier I Participant; and Pete R. Beckman, Steve J. Herron, Scott L. Robins and Johnny Cope, as Tier II Participants. The key terms of the Severance Plan are described above in the section titled "Post-Termination Compensation" in the Compensation Discussion & Analysis, including a summary of the payments in the event of termination by the Company without cause, by the executive for good reason or upon a change in control, and the restrictive covenants that bound the executives.

While the Severance Plan does not provide for any payments in the event of a death or disability, all of an executive's unvested RSUs accelerate upon death or disability and unvested PSUs accelerate and vest on the stated vesting date as if the executive remained continuously employed, in each case pursuant to the terms of their respective award agreements. Additionally, the award agreements provide for the acceleration of all unvested RSUs and PSUs in the event of a change in control. While Mr. Rush waived his rights under the Severance Plan in connection with his retirement as President and CEO in November 2024, he continues to serve on our Board of Directors and as such is deemed to have "Continuous
Service" to the Company pursuant to the 2014 Incentive Plan and is afforded the acceleration benefits to his RSUs and PSUs in the event of death, disability or a change in control.

BUILDERS FIRSTSOURCE, INC.	59	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Termination Payments and Benefits

The following table summarizes the value of the termination payments and benefits that our NEOs would receive if they had terminated employment on December 31, 2024 under the circumstances shown. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

	Mr. Jackson	Mr. Rush	Mr. Beckmann	Mr. Herron	Mr. Robins	Mr. Cope

Reason for Termination:

By Company Without Cause or by the Executive for Good Reason (without a Change in Control)

Cash Severance(1)	$5,397,161	$—	$2,073,789	$2,860,060	$2,197,004	$2,100,000

Health and Welfare Continuation(2)	37,031	—	30,733	8,956	30,733	30,733

		—
Equity Acceleration(3)	4,959,390	7,104,477	883,388	3,305,142	2,881,539	269,213

		—
Total Estimated Value of Payments and Benefits(4)	$10,393,582	$7,104,477	$2,987,910	$6,174,158	$5,109,276	$2,399,946

Reason for Termination:

Change in Control

Cash Severance(5)	$6,572,161	$—	$2,673,789	$3,612,404	$2,790,168	$2,625,000

Health and Welfare Continuation(6)	46,289	—	40,978	11,942	40,978	40,978

Equity Acceleration(7)	6,912,095	10,177,331	1,214,333	4,682,959	4,217,293	899,173

Total Estimated Value of Payments and Benefits(8)	$13,530,545	$10,177,331	$3,929,100	$8,307,305	$7,048,439	$3,565,151

Reason for Termination:

Death or Disability

Cash Severance	$—	$—	$—	$—	$—	$—

Health and Welfare Continuation	—	—	—	—	—	—

Equity Acceleration(7)	6,912,095	10,177,331	1,214,333	4,682,959	4,217,293	899,173

Total Estimated Value of Payments and Benefits	$6,912,095	$10,177,331	$1,214,333	$4,682,959	$4,217,293	$899,173

1.
This amount includes (i) for Mr. Jackson, the dollar value of the sum of his annual bonus for the year ended December 31, 2024, plus 2x his base salary in effect as of December 31, 2024, plus 2x his target bonus in effect as of December 31, 2024, and (ii) for each of Messrs. Beckmann, Herron, Robins and Cope, the dollar value of the sum of his annual bonus for the year ended December 31, 2024, plus 1.5x his base salary in effect as of December 31, 2024, plus 1.5x his target bonus in effect as of December 31, 2024.
2.
The dollar value represents the cost of providing continued health and welfare benefits (less the active-employee rate for such coverage) to (i) Mr. Jackson for 24 months after his date of termination of employment, and (ii) for each of Messrs. Beckmann, Herron, Robins and Cope for 18 months after the date of termination of employment.
3.
Amount for each of Messrs. Jackson, Beckmann, Herron, Robins and Cope reflects the acceleration of (a) a pro rata portion of outstanding and unvested time-based RSUs that would otherwise become vested on the award's next regularly scheduled vesting date based on continued employment and (b) a pro rata portion of outstanding and unvested performance-based RSUs based on the length of time within the performance period that has elapsed prior to the date of termination and assuming target payouts or actual payouts for performance-based RSUs whose performance period concluded on December 31, 2024, in each case held by the executive on December 31, 2024 and multiplied by the closing market price of our Common Stock on that date ($142.93). Amount for Mr. Rush reflects the acceleration of (a) all outstanding and unvested time-based RSUs granted in 2023 at target payouts per the terms of his appointment as CEO in 2023 and a pro rata portion of outstanding and unvested time-based RSUs granted in 2024 that would otherwise become vested on the award's next regularly scheduled vesting date based on continued employment, and (b) all performance-based RSUs granted in 2023 at target payouts per the terms of his appointment as CEO in 2023 and a pro rata portion of outstanding and unvested performance-based RSUs granted in 2024 based on the length of time within the performance period that has elapsed prior to the date of termination and assuming target payouts, in each case held by Mr. Rush on December 31, 2024 and multiplied by the closing market price of our Common Stock on that date ($142.93).
4.
Payments of cash severance under these agreements will be made in accordance with the Company’s regular payroll practices. However, to the extent any amount or benefit would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, (i) the payment of such amount or benefit shall only be in connection with an event that constitutes a Section 409A-compliant “separation from service” and (ii) if the amount or benefit would otherwise be payable or distributable during a period in which the executive is a “specified employee” (as defined in Code Section 409A and the final regulations thereunder), then the

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

executive’s right to receive such payment or distribution will be delayed until the earlier of the executive’s death or the first day of the seventh month following the executive’s separation of service.
5.
This amount includes (i) for Mr. Jackson, the dollar value of the sum of his annual bonus for the year ended December 31, 2024, plus 2.5x his base salary in effect as of December 31, 2024, plus 2.5x his target bonus in effect as of December 31, 2024, and (ii) for each of Messrs. Beckmann, Herron, Robins and Cope, the dollar value of the sum of his annual bonus for the year ended December 31, 2024, plus 2x his base salary in effect as of December 31, 2024, plus 2x his target bonus in effect as of December 31, 2024.
6.
The dollar value represents the cost of providing continued health and welfare benefits (less the active-employee rate for such coverage) to (i) Mr. Jackson for 30 months after his date of termination of employment, and (ii) for each of Messrs. Beckmann, Herron, Robins and Cope for 24 months after the date of termination of employment.
7.
Amount reflects the acceleration of (i) all outstanding and unvested time-based RSUs and (ii) performance-based RSUs at target payouts or at actual payouts for performance-based RSUs whose performance period concluded on December 31, 2024, in each case held by the executive on December 31, 2024 and multiplied by the closing market price of our Common Stock on that date ($142.93).
8.
Payments of cash severance under these agreements will be made in a single lump sum cash payment on the first regular payroll date that occurs more than 60 days after termination of employment. However, to the extent any amount or benefit would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, (i) the payment of such amount or benefit shall only be in connection with an event that constitutes a Section 409A-compliant “separation from service” and (ii) if the amount or benefit would otherwise be payable or distributable during a period in which the executive is a “specified employee” (as defined in Code Section 409A and the final regulations thereunder), then the executive’s right to receive such payment or distribution will be delayed until the earlier of the executive’s death or the first day of the seventh month following the executive’s separation of service.

Chief Executive Officer Pay Ratio Disclosure

Below is: (i) the 2024 annual total compensation of our CEO; (ii) the 2024 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio:

CEO Pay Ratio

CEO Annual Total Compensation	$3,508,749
Median Employee Annual Total Compensation	$66,269
Median Employee Pay Ratio	53:1

To determine our median employee’s pay, we chose total cash compensation paid through our payroll system in 2024 as our consistently applied compensation measure. That amount does not include any 401(k) match. We then annualized base salary for those employees who commenced work during 2024 and any employees who were on an unpaid leave of absence for a portion of 2024. As of December 31, 2024, we had approximately 29,000 employees. Using this methodology, we identified the median employee as of December 31, 2024.

That median employee’s total annual compensation in 2024 includes total cash compensation paid through our payroll system in 2024, the value of company-paid cost of health insurance, and the value of company-paid contributions to the employee’s 401(k) plan, if any. We have included Mr. Jackson's compensation for purposes of this disclosure because he was our CEO as of December 31, 2024. Mr. Jackson’s total annual compensation includes his base salary in effect at the end of the year annualized through the entire year, long-term equity incentive awards, non-equity incentive plan bonus, company-paid contributions to his 401(k) plan, and the value of company-paid cost of health and life insurance. The value of company-paid health insurance is not included for Mr. Jackson in the Summary Compensation Table above because that benefit is available to all full-time employees regardless of annual compensation amount.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

BUILDERS FIRSTSOURCE, INC.	61	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

PAY VERSUS PERFORMANCE

Item 402(v) of the SEC’s Regulation S-K requires disclosure of information that demonstrates the relationship between “compensation actually paid” to NEOs, calculated pursuant to SEC rules (referred to herein as “CAP”) and our financial performance for 2024, 2023, 2022, 2021, and 2020.

PAY VERSUS PERFORMANCE TABLE

												Value of Initial Fixed $100 Investment Based On:

Year	SCT Total Compen- sation for PEO Peter Jackson) ($)(1)	Compen- sation Actually Paid to PEO (Peter Jackson) ($)(3)(4)	SCT Total Compen- sation for PEO (Dave Rush) ($)(2)	Compen- sation Actually Paid to PEO (Dave Rush) ($)(3)(4)	SCT Total Compen- sation for PEO (Dave Flitman) ($)(5)	Compen- sation Actually Paid to PEO (Dave Flitman) ($)(3)(4)	SCT Total Compen- sation for PEO (Chad Crow) ($)(6)	Compen- sation Actually Paid to PEO (Chad Crow) ($)(3)(4)	Average SCT Total Compen- sation for Non-PEO NEOs ($)		Average Compen- sation Actually Paid to Non-PEO NEOs ($)(3)(4)	Total Shareholder Return	Peer Group Total Shareholder Return(14)	Net Income ($) (in thousands)		Adjusted EBITDA ($) (in thousands)
(a)	(b)	(c)	(b)	(c)	(b)	(c)	(b)	(c)	(d)		(e)	(f)	(g)	(h)		(i)

2024	3,242,905	2,578,994	8,298,475	5,653,517					2,156,244	(7)	1,768,723	562.50	225.97	1,077,898		2,330,700

2023	3,591,073	15,705,462	8,105,991	13,901,950	—	—	—	—	3,347,899	(8)	11,327,474	656.99	200.45	1,540,555		2,899,300

2022			4,110,749	1,074,763	6,377,169	(9,262,135)	—	—	3,821,105	(9)	2,088,793	255.33	132.74	2,749,369		4,376,600

2021	—	—	—	—	10,129,559	15,899,432	257,915	22,894,748	2,947,160	(10)	7,229,729	337.31	158.74	1,725,416		3,060,300

2020	—	—	—	—	—	—	5,309,819	12,160,766	2,173,216	(11)	3,718,790	160.61	127.17	484,800	(12)	1,071,900	(13)

1.
Peter Jackson was appointed Chief Executive Officer effective November 6, 2024. The amount for 2024 reflects Mr. Jackson’s total compensation for 2024.
2.
Prior to his retirement as President and Chief Executive Officer in November 2024, Dave Rush was appointed Interim Chief Executive Officer effective November 18, 2022. The amount for 2022 reflects Mr. Rush’s total compensation for 2022.
3.
The dollar amounts represent the amount of “compensation actually paid,” or CAP, to the CEO and Other Non-CEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the CEO or other NEOs, respectively, during the applicable year.
4.
For purposes of calculating CAP:
a.
For 2024 and 2023, the Total Compensation of Peter Jackson as reported in the Summary Compensation Table (“SCT”) was reduced by $1,782,722 and $1,539,730, respectively; for 2024, 2023 and 2022, the Total Compensation of Dave Rush as reported in the SCT was reduced by $6,112,772, $4,102,537 and $499,990, respectively; for 2022 and 2021, the Total Compensation of Dave Flitman as reported in the SCT was reduced by $5,315,326 and $6,842,350, respectively; for 2021 and 2020, the Total Compensation of Chad Crow as reported in the SCT was not adjusted and reduced by $3,031,035, respectively; and the SCT Total Compensation of the other NEOs for 2024, 2023, 2022, 2021 and 2020 was reduced, on average, by $1,061,282, $1,565,537, $2,099,424, $1,601,168 and $990,232, respectively, reflecting the grant date fair values of stock awards granted in the applicable year.
b.
For 2024 and 2023, the SCT Total Compensation of Peter Jackson was increased by $1,264,509 and $3,288,807, respectively; for 2024, 2023 and 2022, the SCT Total Compensation of Dave Rush was increased by $4,335,859, $8,477,476 and $488,352, respectively; for 2022 and 2021, the SCT Total Compensation for Dave Flitman was not adjusted and increased by $12,612,223, respectively; for 2021 and 2020, the SCT Total Compensation of Chad Crow was not adjusted and increased by $5,391,001, respectively; and the SCT Total Compensation of the other NEOs for 2024, 2023, 2022, 2021, and 2020 was increased, on average, by $773,172, $3,125,543, $2,286,140, $3,009,696 and $1,763,298, respectively, reflecting the fair value as of December 31 of each applicable year of all stock awards granted during that year that are outstanding and unvested as of such date.
c.
For 2024 and 2023, the SCT Total Compensation of Peter Jackson was decreased by $1,304,835 and increased by $8,346,184, respectively; for 2024, 2023 and 2022, the SCT Total Compensation of Dave Rush decreased by $1,099,357, was not adjusted and decreased by $2,422,441; for 2022 and 2021, the SCT Total Compensation of Dave Flitman was not adjusted for either year; for 2021 and 2020, the SCT Total Compensation of Chad Crow was increased by $21,952,801 and $4,808,382, respectively; and the SCT Total Compensation of the other NEOs for 2024, 2023, 2022, 2021 and 2020 was, on average, decreased by $447,678, increased by $5,317,269, decreased by $1,369,868, increased by $2,792,369 and increased by $850,585, respectively, reflecting the change in fair value from December 31 of the prior year to December 31 of the applicable year of any awards granted in a prior year that are outstanding and unvested as of December 31 of the applicable year.
d.
For 2024 and 2023, the SCT Total Compensation of Peter Jackson was increased by $1,159,137 and $2,019,128, respectively; for 2024, 2023 and 2022, the SCT Total Compensation of Dave Rush was increased by $231,312 increased by $1,421,019 and decreased by $601,907, respectively; for 2022 and 2021, the SCT Total Compensation of Dave Flitman was decreased by $385,221 and not adjusted, respectively; for 2021 and 2020, the SCT Total Compensation of Chad Crow was increased by $684,032 and decreased by $317,401, respectively; and for 2024, 2023, 2022, 2021 and 2020, the SCT Total Compensation of the other NEOs was on average, increased by $348,267, increased by $1,102,300, decreased by $549,161, increased by $81,672 and decreased by $78,077, reflecting the change in fair

BUILDERS FIRSTSOURCE, INC.	62	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

value from December 31 of the prior year to the vesting date of any awards granted in any prior year as to which all vesting conditions were satisfied during the applicable year.
e.
For 2022, the SCT Total Compensation of Dave Flitman was reduced by $9,938,757, reflecting the fair value as of December 31 of the prior year of any awards granted in any prior year as to which vesting conditions failed to be met during the applicable year.

For purposes of the foregoing, the fair value of the stock awards at all applicable dates was calculated using the same methodology (including applicable assumptions) as used to account for share-based payments in the Company’s financial statements. The assumptions used in calculating the fair value of awards at the applicable dates did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table for the applicable year, except that (i) for 2024 CAP, the fair value calculations for PSUs granted in 2022 assumed a payout at 184.8% (based on actual payout amount as of the completion of all performance periods), (ii) for 2023 CAP, the fair value calculations for PSUs granted in 2021 assumed a payout at 165% (based on actual payout amount as of the completion of all performance periods), and the fair value calculations for the PSUs granted in 2022 and 2023 assumed a payout at 200%, which was the probable outcome of the applicable performance conditions as of December 31, 2023, compared to the grant date fair value calculations of such PSUs, which assumed a payout at target, (iii) for 2022 CAP, the fair value calculations for PSUs granted in 2020 assumed a payout at 220% (based on a maximum performance payout of 200% plus a 10% TSR modifier), the fair value calculations for the PSUs granted in 2021 assumed a payout at 150% for all NEOs except Mr. Rush, and the fair value calculations for the PSUs granted in 2021 to Mr. Rush assumed a payout at 120%, which was the probable outcome of the applicable performance conditions as of December 31, 2022, compared to the grant date fair value calculations of such PSUs, which assumed a payout at target, and (iv) for 2021 CAP, the fair value calculations for PSUs granted in 2020 assumed a payout at 200%, which was the probable outcome of the applicable performance conditions as of December 31, 2021, compared to the grant date fair value calculations of such PSUs, which assumed a payout at target. For a discussion of the assumptions used to estimate the fair value of stock awards, please refer to the “Stock-Based Compensation” in Notes 2 and 10 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

5.
Dave Flitman was appointed as President effective January 1, 2021, and as Chief Executive Officer effective April 1, 2021. The amount for 2021 reflects Mr. Flitman’s total compensation in 2021.
6.
Chad Crow served as President and Chief Executive Officer during the entirety of 2020, and as Chief Executive Officer from January 1, 2021 to March 31, 2021, and thereafter continued to serve as a consultant to the Company. The amount for 2021 reflects Mr. Crow’s total compensation for 2021.
7.
The non-PEO NEOs in 2024 were Pete Beckmann, Executive Vice President and Chief Financial Officer, Steve Herron, Chief Operating Officer, Scott Robins, President – West Division, and Johnny Cope, President – Commercial Operations.
8.
The non-PEO NEOs in 2023 were Peter Jackson, Executive Vice President and Chief Financial Officer, Steve Herron, Chief Operating Officer, Scott Robins, President – West Division, and Tim Johnson, Executive Vice President, General Counsel and Corporate Secretary.
9.
The non-PEO NEOs in 2022 were Peter Jackson, Executive Vice President and Chief Financial Officer, Scott Robins, President – West Division, Mike Hiller, President – Central Division, and Tim Johnson, Executive Vice President, General Counsel and Corporate Secretary.
10.
The non-PEO NEOs in 2021 were Peter Jackson, Executive Vice President and Chief Financial Officer, Scott Robins, President – West Division, Mike Farmer, President – Commercial Operations, and Tim Johnson, Executive Vice President, General Counsel and Corporate Secretary.
11.
The non-PEO NEOs in 2020 were Peter Jackson, Senior Vice President and Chief Financial Officer, Scott Robins, Senior Vice President and Chief Operating Officer – West, Dave Rush, Senior Vice President and Chief Operating Officer – East, and Don McAleenan, Senior Vice President and General Counsel.
12.
Pro forma net income for the twelve months ended December 31, 2020 of Builders FirstSource, Inc. and BMC Stock Holdings, Inc.
13.
Pro forma Adjusted EBITDA for the twelve months ended December 31, 2020 of Builders FirstSource, Inc. and BMC Stock Holdings, Inc.
14.
We selected the S&P 600® Building Products Index (referred to herein as the “Index”) as our peer group for purposes of this disclosure. We also use the Index for purposes of the performance graph required by Item 201 of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2024.

BUILDERS FIRSTSOURCE, INC.	63	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Relationships Between Compensation Paid and Company Performance

Total Shareholder Return

The graph below presents, for the cumulative period from January 1, 2020 — December 31, 2024, the relationship between the CAP to our CEOs and the average CAP to our other NEOs and each of the Company’s TSR and the TSR of the Index.

$700
$600
$500
$400
$300
$200
$100
$0
Index Value
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
-$15,000,000
Compensation Actually Paid
12/31/19
12/31/20
12/31/21
12/31/22
12/31/23
12/31/24
Compensation Actually Paid to CEO (Crow)
Compensation Actually Paid to CEO (Flitman)
Compensation Actually Paid to CEO (Rush)
Compensation Actually Paid to CEO (Jackson)
Average Compensation Actually Paid to Other NEOs
Builders FirstSource, Inc. TSR

*$100 invested on 12/31/19 in stock or index, including reinvestment of dividends.
Fiscal year ending December 31.

Copyright© 2023 Standard & Poor's, a division of S&P Global. All rights reserved.

As demonstrated by the graph above, CAP to our CEOs and the average CAP to our other NEOs is aligned with the Company’s TSR and the TSR of the Index. The Company’s TSR increased by 432.5% over the reporting period, outperforming the Index by 306% over the same period. Although no individual served as CEO during the entire reporting period, the correlation between TSR performance and CEO CAP is illustrated by Mr. Crow’s CAP in 2021. In 2021, the Company’s TSR outperformed the TSR of the Index from the prior year by 85.2% and Mr. Crow’s CAP increased 88.0% during that same period, primarily due to the high proportion of variable pay at risk for Mr. Crow that year and the relatively high year-end closing stock price in 2021. Additionally, while the Company’s TSR performance decreased 24.3% from 2021 to 2022 and the TSR performance of the Index decreased by 16.4% during that period, Mr. Flitman saw a negative CAP in 2022 as a result of the PSUs and RSUs he forfeited upon his departure from the Company in late 2021. Finally, CAP for Messrs. Mr. Rush and Jackson decreased by 60% and 84%, respectively, from 2023 to 2024, and outpaced the Company's TSR decrease of approximately 20% during that same time period primarily due to the year-end value of Mr. Rush's equity awards granted in 2023 and the overperformance of Mr. Jackson's performance-based RSUs that were granted in 2020 and vested in 2023.

During the reporting period, average CAP has fluctuated year-over-year. CAP to the other NEOs was highest among the reporting periods when the Company achieved some of its highest historical year-end closing stock prices compared to

BUILDERS FIRSTSOURCE, INC.	64	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

prior years, such as in 2021 and 2023, which correlates to the high proportion of variable pay at risk for the other NEOs. Conversely, CAP to the CEO and the other NEOs decreased in 2022 and 2024 due to the slowing housing market and commodity deflation that resulted in the Company’s lower closing stock price when comparing the stock price from the beginning to the end of those respective years. While CAP to the CEOs was subject to deviations primarily due to having four different CEOs over the reporting period, the average CAP to the other NEOs is generally aligned with the Company’s TSR and the TSR of the Index.

Net Income and Adjusted EBITDA

The graph below presents, for each of the years ended December 31, 2024, 2023, 2022, 2021 and 2020, the relationship between the CAP to our CEOs and the average CAP to our other NEOs and each of the Company’s net income and Adjusted EBITDA.

$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Net Income and Adjusted EBITDA ($M)
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
-$15,000,000
Compensation Actually Paid
12/31/20
12/31/21
12/31/22
12/31/23
12/31/24
Compensation Actually Paid to CEO (Crow)
Compensation Actually Paid to CEO (Flitman)
Compensation Actually Paid to CEO (Rush)
Compensation Actually Paid to CEO (Jackson)
Average Compensation Actually Paid to Other NEOs
Adjusted EBITDA

Because we had multiple CEOs throughout the reporting period, trends between CEO CAP during the reporting period do not align with the Adjusted EBITDA trends throughout the reporting period. Annual Adjusted EBITDA trends also do not align with trends in other NEO CAP because the executive officers comprising the NEO group has changed year-over-year. Although Adjusted EBITDA is a performance metric in the 2024 Plan, variable pay comprises a high proportion of the compensation of our CEO and other NEOs, which correlates more closely to our year-end closing stock price as mentioned above. For example, while Adjusted EBITDA increased by 170.4% during the reporting period, average CAP to the other NEOs decreased approximately 50% in the aggregate during that same period. Other NEO CAP was lower in 2024 primarily because Mr. Cope, who was appointed as President – Commercial Operations in June 2024 and did not have historical equity awards that vested in 2024, was included in the group for the first time.

The Compensation Committee did not use net income as a metric for purposes of determining or paying compensation during the reporting period. Like the Adjusted EBITDA metric, trends in net income did not align with CAP to our CEOs and other NEOs.

BUILDERS FIRSTSOURCE, INC.	65	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

List of Most Important Financial Performance Measures

The following table lists the most important financial performance measures used in 2024 to link CAP to our CEO and our other NEOs to the Company’s performance. The financial performance measures are not ranked in order of importance. See “Compensation Discussion & Analysis — Elements of our Compensation Program” for applicable definitions of each metric and a discussion of the application of these measures in determining the compensation of our CEO and our other NEOs.

Performance Metric	Financial or Non-Financial

Adjusted EBITDA	Financial

Return on Invested Capital (“ROIC”)	Financial

TSR	Financial

Working Capital	Financial

BUILDERS FIRSTSOURCE, INC.	66	2025 PROXY STATEMENT

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act, this proposal provides stockholders with an opportunity to cast a non-binding, advisory vote on the 2024 compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the disclosure rules of the Securities and Exchange Commission. This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to approve, reject, or abstain from voting with respect to our fiscal 2024 executive compensation program.

At the 2024 annual meeting of stockholders, nearly 95% of the shares represented at the meeting in person or by proxy and entitled to vote were voted in support of the Corporation’s compensation program. At the 2023 annual meeting of stockholders, the Corporation’s stockholders selected, on a non-binding, advisory basis, an annual vote for the frequency at which the Corporation should include a say on pay vote in its proxy statement for stockholder consideration. In light of this result and other factors considered by the Board, the Board determined that the Corporation will hold say on pay votes every year. The next required non-binding, advisory vote on the frequency of such votes will be held at the 2029 annual meeting of stockholders.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, our 2024 executive compensation program has been designed to provide a total compensation package that allows us to attract, retain, and motivate executives who have the talent to capably manage our business.

Our compensation program is intended to:

▪
Provide total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent,
▪
Provide incentives to our executive officers to achieve key financial objectives set by the Board,
▪
Provide an appropriate mix of fixed and variable pay components to establish a “pay-for-performance” oriented compensation program,
▪
Align the financial interests of executives with stockholder interests by providing significant compensation opportunities in the form of equity awards, and
▪
Emphasize direct pay components such as cash and equity and avoid indirect compensation such as benefits and perquisites that are not available to employees generally.

This proposal allows our stockholders to express their opinions regarding the decisions of the Board and the Compensation Committee on the annual compensation for the NEOs in 2024. This advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in evaluating the alignment of the Corporation’s executive compensation program with the interests of the Corporation and its stockholders. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote on this proposal at the annual meeting.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on or overrule any decisions by the Board. The Compensation Committee and the Board will consider the outcome of the vote when setting future compensation arrangements for our NEOs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2024 EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

BUILDERS FIRSTSOURCE, INC.	67	2025 PROXY STATEMENT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2024, Messrs. Christophe, Milgrim, and O’Leary served on the Compensation Committee. No member of the Compensation Committee was an officer or employee of Builders FirstSource or any of its subsidiaries during the last fiscal year or at any other time. None of the members of the Compensation Committee had any relationship with the Corporation during the last fiscal year that would require disclosure under Item 404 of Regulation S-K. No executive officer of the Corporation served as a member of the board of directors or compensation committee of another entity, one of whose executive officers served on the Compensation Committee or the Board of Builders FirstSource.

BUILDERS FIRSTSOURCE, INC.	68	2025 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Corporation’s Code of Business Conduct and Ethics and its Supplemental Code of Ethics, both of which are in writing, provide guidelines for identifying, reviewing, approving, and ratifying related party transactions. Related party transactions include those transactions that create an actual, apparent, or potential conflict of interest. Related party transactions involving the Corporation’s Chief Executive Officer, President, Chief Financial Officer, or Controller (or persons forming similar functions, including our Principal Accounting Officer) must be submitted to the General Counsel for review. If the General Counsel determines that an actual or apparent conflict of interest exists, the transaction must be submitted to the Audit Committee for approval. The directors and executive officers, as well as all other employees of the Corporation, must obtain a waiver for any activity that violates the Corporation’s Code of Business Conduct and Ethics. The Corporation’s internal compliance committee, which is made up of representatives from our Finance, Legal, Human Resources, and Internal Audit Departments, is responsible for the administration of the Code of Business Conduct and Ethics. However, only the Audit Committee may waive any violation of this code by directors or executive officers.

Additionally, the Corporation has adopted a Related Party Transaction Policy that sets forth the process by which the Audit Committee will review certain related party transactions between the Corporation and its executive officers, directors, and greater than five percent beneficial owners, and their immediate family members, and the Corporation.

The Corporation’s By-laws provide that no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose, if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board, a committee thereof, or the stockholders.

Certain members of the Corporation’s Board of Directors previously served on the board of directors for one of our suppliers, PGT Innovations, Inc. MITER Brands completed its acquisition of PGT Innovations, Inc. in March 2024 and our board members who served on the board of directors of PGT Innovations, Inc. resigned from its board at that time.

BUILDERS FIRSTSOURCE, INC.	69	2025 PROXY STATEMENT

SECURITIES OWNED BY DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership, as of March 28, 2025, of our Common Stock by (i) each person known to us (based upon their Schedule 13D and 13G filings with the SEC) to hold greater than 5% of the total number of outstanding shares and (ii) each current director or named executive officer and all the current directors (including director nominees) and executive officers as a group. The number of shares beneficially owned by each person or group as of March 28, 2025 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 28, 2025, including upon the exercise of options and conversion of restricted stock units. All such information is estimated and subject to change. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of our stockholders.

Ownership of our Common Stock is shown in terms of “beneficial ownership.” Amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he or she has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

BUILDERS FIRSTSOURCE, INC.	70	2025 PROXY STATEMENT

SECURITIES OWNED BY DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)	Percentage Ownership of Shares Beneficially Owned(3)

The Vanguard Group, Inc.(4)	14,668,049	12.9%
FMR LLC(5)	11,869,674	10.4%
BlackRock, Inc.(6)	9,982,324	8.8%
Paul S. Levy(7)(8)	1,172,687	1.0%
Peter M. Jackson	199,750	*
Cheryl Ainoa(9)	364	*
Mark A. Alexander(8)	42,147	*
Cory J. Boydston(8)	20,955	*
Dirkson R. Charles(8)	8,530	*
Cleveland A. Christophe(8)	33,083	*
W. Bradley Hayes(8)	28,104	*
Brett N. Milgrim(8)	78,369	*
James O’Leary(8)	85,133	*
Maria Renz(9)	579	*
Dave E. Rush(10)	131,820	*
Craig A. Steinke(8)	95,995	*
Pete R. Beckmann	56,905	*
Johnny Cope	792	*
Steve J. Herron	76,957	*
Scott L. Robins	128,654	*
Directors, Director Nominees, and Executive Officers as a group (21 persons)	2,288,452	2.0%

* Percentage does not exceed one percent of the total outstanding class.

1.
Unless otherwise indicated, the business address of each person named in the table is Builders FirstSource, Inc., 6031 Connection Drive, Suite 400, Irving, Texas 75039.
2.
The number of shares beneficially owned by each person or group as of March 28, 2025 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 28, 2025, including upon the exercise of stock options and conversion of restricted stock units.
3.
For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of 113,742,815 shares of Common Stock outstanding on March 28, 2025 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of March 28, 2025, including upon the conversion of restricted stock units.
4.
The Vanguard Group, Inc., a Pennsylvania corporation, reported shared voting power over 156,704 shares of Common Stock, sole dispositive power over 14,144,894 shares of Common Stock, and shared dispositive power over 523,155 shares of Common Stock. No one person’s interest in the Common Stock is more than five percent of the total outstanding Common Stock. The information in the foregoing table and in this footnote is based on the ownership information reported on the Schedule 13G filed by The Vanguard Group, as last amended by Amendment No. 9 on February 13, 2024. The business address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
5.
FMR LLC, a Delaware limited liability company, reported sole voting power over 11,431,489 shares of Common Stock and sole dispositive power over 11,869,674 shares of Common Stock. Abigail P. Johnson, a Director, the Chairman, and the Chief Executive Officer of FMR LLC, has sole dispositive power over 11,869,674 shares of Common Stock. Pursuant to Item 3 classification, the following entities beneficially own shares of Common Stock: FIAM LLC, Fidelity Diversifying Solutions LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC, Fidelity Management Trust Company, and Strategic Advisers LLC, of which Fidelity Management & Research Company LLC reported individually owning more than five percent of the outstanding Common Stock. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority

BUILDERS FIRSTSOURCE, INC.	71	2025 PROXY STATEMENT

SECURITIES OWNED BY DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS

vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The information in the foregoing table and in this footnote is based on the ownership information reported on the Schedule 13G filed by FMR LLC, as last amended by Amendment No. 1 on February 7, 2025. The business address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
6.
BlackRock, Inc., a Delaware corporation, reported sole voting power over 9,015,653 shares of Common Stock and sole dispositive power over 9,982,324 shares of Common Stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock. BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock France SAS, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd are subsidiaries of BlackRock, Inc. that acquired the Common Stock, of which no one person’s interest in the Common Stock is more than five percent of the total outstanding Common Stock. The information in the foregoing table and in this footnote is based on the ownership information reported on the Schedule 13G filed by BlackRock, Inc., as last amended by Amendment No. 5 on November 8, 2024. The business address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10005.
7.
The business address for Mr. Levy is 440 Royal Palm Way, Suite 206, Palm Beach, Florida 33408.
8.
Includes 1,194 shares of Common Stock issuable upon conversion of restricted stock units that vest on the earlier of the first anniversary of the grant date or upon the director’s cessation of service due to death, disability, or retirement.
9.
Includes 364 shares of Common Stock issuable upon conversion of restricted stock units that vest on the earlier of the first anniversary of the grant date or upon the director’s cessation of service due to death, disability, or retirement.
10.
Includes 32,410 shares of Common Stock issuable upon conversion of restricted stock units that vest on the earlier of March 15, 2026 or upon Mr. Rush’s cessation of service due to death, disability, or retirement.

BUILDERS FIRSTSOURCE, INC.	72	2025 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding securities authorized for issuance under the Corporation’s equity compensation plans as of December 31, 2024.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	1,017,565	(1)	$11.17	(2)	7,632,555	(3)

Equity compensation plans not approved by security holders	—		—		—

Total	1,017,565		$11.17	(2)	7,632,555

1.
Includes (i) 25,070 shares to be issued upon exercise of options granted under the Builders FirstSource, Inc. 2014 Incentive Plan and (ii) 992,495 shares to be issued upon the full vesting of restricted stock units granted under the 2014 Incentive Plan. The 2014 Incentive Plan was approved by the Corporation’s stockholders in May 2014 and reapproved by the Corporation’s stockholders in May 2016. The Stock Building Supply Holdings, Inc. 2013 Incentive Compensation Plan (the “BMC 2013 Plan”) was assumed by the 2014 Incentive Plan on January 4, 2021 pursuant to the Registration Statement on Form S-8 filed by the Company with the SEC on such date. It is assumed that the maximum number of shares will be issued on payout for RSUs that contain variable payout provisions. If it is assumed that shares will be issued at the target vesting amount for outstanding RSUs with variable payout provisions, approximately an additional 420,000 shares would be included in the shares available for future issuance under the 2014 Incentive Plan.
2.
Restricted stock units are excluded from the calculation of weighted average exercise price.
3.
Securities available for future awards pursuant to the 2014 Incentive Plan, which was approved by the Corporation’s stockholders in May 2014 and reapproved in May 2016, including the shares assumed under the BMC 2013 Plan. Under our 2014 Incentive Plan, the Corporation is authorized to grant awards in the form of incentive stock options, non-qualified stock options, restricted stock shares, restricted stock units, other common stock-based awards, and cash-based awards. The maximum number of shares of Common Stock initially reserved for awards (including future grants, currently outstanding awards, and previously exercised awards) under the 2014 Incentive Plan (including the BMC 2013 Plan) as of December 31, 2024 was 15,152,523, subject to adjustment as provided by the plan. All 15,152,523 shares under the 2014 Incentive Plan may be made subject to options, SARs, or stock-based awards. The 6,652,523 shares assumed under the BMC 2013 Plan may only be issued to participants who were not Builders FirstSource employees on January 1, 2021.

BUILDERS FIRSTSOURCE, INC.	73	2025 PROXY STATEMENT

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based upon the recommendation of the Audit Committee, the Board of Directors selected PricewaterhouseCoopers LLP (“PwC”) to serve as the Corporation’s independent registered public accounting firm (the “auditors”) for the year ending December 31, 2025. As a matter of effective corporate governance, the stockholders will be requested to ratify the Audit Committee’s selection at the annual meeting. Representatives of PwC will be present at the annual meeting, have the opportunity to make a statement if they desire to do so, and be available to answer appropriate questions.

If the stockholders do not ratify the appointment of PwC, the selection of auditors will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Corporation and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Paid to PricewaterhouseCoopers LLP

The following table shows the fees paid or accrued by the Corporation for the audit and other services provided by PwC for fiscal years 2024 and 2023.

	2024	2023

Audit fees(1)	$4,875,000	$4,800,000
Audit-related fees(2)	1,635,535	261,068
Tax fees(3)	658,145	989,032
All other fees(4)	—	200,000
Total PwC fees	$7,168,680	$6,250,100

1.
Audit fees of PwC for 2024 and 2023 consisted of the audit and quarterly reviews of the consolidated financial statements of the Corporation, the audit of the effectiveness of management’s internal control over financial reporting, the review of filings made with the SEC and preparation of comfort letters.
2.
Audit-related fees of PwC for 2024 and 2023 include assess and recommend services for processes or systems and due diligence related to acquisitions.
3.
Tax fees for 2024 and 2023 include assistance with the preparation of tax returns of certain of the Corporation’s subsidiaries and assistance with audits, as well as tax planning and advising management as to the tax implications of certain transactions undertaken by the Corporation.
4.
All other fees in 2023 related to certain other advisory services provided by PwC to the Corporation.

BUILDERS FIRSTSOURCE, INC.	74	2025 PROXY STATEMENT

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee determined that the provision of services related to audit services, audit-related services, tax compliance, advisory services, and other services is compatible with maintaining the independence of PwC.

The Audit Committee has the sole and direct authority to engage, appoint, and replace our auditors. In addition, the Audit Committee has established in its charter a policy that every engagement of PwC to perform audit or permissible non-audit services on behalf of the Corporation or any of its subsidiaries requires pre-approval from the Audit Committee or its designee before PwC is engaged to provide those services. Pursuant to the Audit Committee Charter, the Audit Committee reviews and, in its sole discretion, approves in advance the Corporation’s auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Corporation and such auditors (of which approval should be made after receiving input from the Corporation’s management, if desired). Approval of audit and permitted non-audit services will be made by the Audit Committee as set forth in the Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”). Under the Pre-Approval Policy, the Audit Committee may delegate either specific or general pre-approval authority to one or more of its members. The Pre-Approval Policy delegates specific pre-approval authority to its chair for services subject to the policy, provided that the estimated fees for any such proposed pre-approved services do not exceed $500,000 in the aggregate and the services are not specifically prohibited by the Pre-Approval Policy. The Chair of the Audit Committee must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Under the Pre-Approval Policy, the Audit Committee must specifically pre-approve a service unless the type of service has received general pre-approval. The Audit Committee annually reviews and generally pre-approves the services that may be provided by the independent auditor during the following calendar year without obtaining specific pre-approval from the Audit Committee. The Corporation’s Chief Financial Officer, in consultation with the Chair of the Audit Committee, will determine whether services are eligible for general pre-approval. The Pre-Approval Policy sets out certain audit, audit-related, and tax services that have the general pre-approval of the Audit Committee for an amount not to exceed $500,000. The Audit Committee may specifically pre-approve any services in these categories that exceed the permitted general pre-approval amount.

As a result, the Audit Committee or its designee approved 100% of all services performed by PwC on behalf of the Corporation and its subsidiaries in 2024.

BUILDERS FIRSTSOURCE, INC.	75	2025 PROXY STATEMENT

STOCKHOLDER APPROVAL OF BOARD RECOMMENDED CHARTER AMENDMENTS

We are submitting, and the Board unanimously recommends that you vote “FOR,” three separate proposals to amend our Amended and Restated Certificate of Incorporation of the Company, as amended (the “Existing Charter”):

▪
Proposal 4 to declassify our Board;
▪
Proposal 5 to eliminate the limits on the size of our Board; and
▪
Proposal 6 to approve officer exculpation.

Appendix A to this Proxy Statement sets forth the proposed Amended and Restated Certificate of Incorporation (the “Amended Charter”), which reflects each of the proposed amendments to our Existing Charter. If all three proposals to amend the Existing Charter are approved by our stockholders, all of the changes contained in the proposed Amended Charter attached to this Proxy Statement as Appendix A will be made. However, approval of each proposal to amend the Existing Charter is not contingent on approval of the others, and if only some, but not all, of the proposals to amend the Existing Charter are approved by our stockholders, amendments to our Existing Charter contained in Appendix A will be made as follows:

▪
Amendment to Article FIFTH, paragraphs (4) and (6) will be made as set forth in Appendix A only if Proposal 4 is approved by our stockholders;
▪
Amendment to Article FIFTH, paragraph (3) will be made as set forth in Appendix A only if Proposal 5 is approved by our stockholders; and
▪
Amendment to Article THIRTEENTH will be made as set forth in Appendix A only if Proposal 6 is approved by our stockholders.

BUILDERS FIRSTSOURCE, INC.	76	2025 PROXY STATEMENT

PROPOSAL 4 — AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS

Currently, the Existing Charter provides for a classified Board, divided into three classes of directors, with each class elected for a three-year term.

As part of our continuous evaluation of corporate governance practices, our Board regularly reviews our governing documents and considers possible changes. While we believe our current Board structure has served our stockholders extraordinarily well during a sustained period of growth, our Board, having heard our stockholders’ preferences expressed through our engagement with them, has decided that it is in the best interests of the Company and our stockholders to transition to a declassified Board.

After considering the advantages and challenges of declassification, the Board has approved, and recommends that stockholders approve, amendments to our Existing Charter to eliminate the classified board structure and provide for annual election of directors to be phased in over a three-year period beginning at the 2026 Annual Meeting of Shareholders, as follows:

▪
Nominees at the upcoming Annual Meeting will be elected to serve a three-year term ending at the 2028 Annual Meeting.
▪
Directors whose terms end at the 2026 Annual Meeting will continue to serve until that meeting. At the 2026 Annual Meeting and thereafter, they will be elected for one-year terms ending at the subsequent annual meeting.
▪
Directors whose terms end at the 2027 Annual Meeting will continue to serve until that meeting. At the 2027 Annual Meeting and thereafter, they will be elected for one-year terms ending at the subsequent annual meeting.
▪
Beginning with the 2028 Annual Meeting, all directors will stand for election at each annual meeting for one-year terms expiring at the subsequent annual meeting.

While the declassification of our Board is being phased in, any director selected to fill a vacancy on the Board will serve for the same term as the remainder of the class to which the director is elected. Delaware law provides, unless otherwise addressed in the certificate of incorporation, that members of a board that is classified may be removed only for cause. The proposed amendment provides that, until the Board is fully declassified as of the 2028 Annual Meeting of Shareholders, directors may be removed only for cause.

The amendments to Article FIFTH, paragraphs (4) and (6), set forth in the Amended Charter relate to this Proposal 4. If our stockholders approve this proposal, we would file the Amended Charter reflecting the amendments to Article FIFTH, paragraphs (4) and (6), together with the other amendments in the Amended Charter that are approved by our stockholders, if any, promptly with the Secretary of State of the State of Delaware following the Annual Meeting as described in the section titled “Stockholder Approval of Board Recommended Charter Amendments” above. Contingent upon the effectiveness of the proposed amendments to the Existing Charter declassifying our Board, the Board will adopt the conforming changes to the By-laws, which do not require stockholder approval, with such changes as the Board may approve consistent with the Amended Charter. This proposal is not contingent on approval of Proposal 5 or Proposal 6.

BUILDERS FIRSTSOURCE, INC.	77	2025 PROXY STATEMENT

PROPOSAL 4 — AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS

REQUIRED VOTE

The affirmative vote of the holders of 66 ⅔% of the outstanding shares of stock entitled to vote is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE EXISTING CHARTER TO DECLASSIFY OUR BOARD OF DIRECTORS.

BUILDERS FIRSTSOURCE, INC.	78	2025 PROXY STATEMENT

PROPOSAL 5 — AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REMOVE LIMITS ON THE SIZE OF OUR BOARD OF DIRECTORS

The Existing Charter limits the size of our Board to not less than three directors nor more than thirteen directors, with the Board having the authority to fix the size of the Board within such limits. Our Board currently consists of thirteen directors following the recent appointments of Mses. Ainoa and Renz as members of our Board.

As part of our continuous evaluation of corporate governance practices, our Board regularly reviews our governing documents and considers possible changes. Pursuant to this evaluation, our Board has determined that it is in the best interests of the Company and our stockholders to amend our Existing Charter to eliminate the limits on the size of the Board. Consequently, our Board has approved, and recommends that stockholders approve, amendments to our Existing Charter to remove the limits on the size of the Board.

Removing the limits on the size of the Board would allow the Board to add other qualified directors as may arise from time to time. While the Board does not presently intend to increase the number of the directors beyond thirteen or reduce the number of directors below three, under Proposal 5, the Board would have the power to do so by resolution without the approval of stockholders.

The amendment to Article FIFTH, paragraph (3), relates to this Proposal 5. If our stockholders approve this proposal, we would file the Amended Charter reflecting the amendment to Article FIFTH, paragraph (3), together with the other amendments in the Amended Charter that are approved by our stockholders, if any, promptly with the Secretary of State of the State of Delaware following the Annual Meeting as described in the section titled “Stockholder Approval of Board Recommended Charter Amendments” above. Contingent upon the effectiveness of the proposed amendment to the Existing Charter removing limits on the size of the Board, the Board will adopt conforming changes to the By-laws, which do not require stockholder approval, with such changes as the Board may approve consistent with the Amended Charter. This proposal is not contingent on approval of Proposal 4 or Proposal 6.

REQUIRED VOTE

The affirmative vote of the holders of 66 ⅔% of the outstanding shares of stock entitled to vote is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”THE AMENDMENT TO THE EXISTING CHARTER TO REMOVE THE LIMITS ON THE SIZE OF THE BOARD.

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PROPOSAL 6 — AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS AS PERMITTED BY DELAWARE LAW

The State of Delaware, which is the Company’s state of incorporation, recently amended Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) to enable Delaware corporations to limit or eliminate the monetary liability of certain senior officers in limited circumstances (referred to as “exculpation”). Section 102(b)(7) of the DGCL previously permitted Delaware corporations to exculpate only directors but not officers, and the Existing Charter currently aligns with the previous Section 102(b)(7) by providing for the exculpation of directors but not officers.

In light of the recent amendments to Section 102(b)(7) of the DGCL, our Board has determined after careful consideration that it is in the best interests of our Company and our stockholders to extend exculpation to certain senior officers of the Company in limited circumstances. Consequently, our Board has approved, and recommends that stockholders approve, an amendment to our Existing Charter to extend exculpation to the Company’s officers in a manner consistent with Delaware law (the “Exculpation Amendment”).

The Exculpation Amendment would only apply to certain officers, namely a person who (during the course of conduct alleged to be wrongful) (i) is or was president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) is or was identified in the Company’s public filings with the SEC as one of the most highly compensated executive officers of the Company (i.e., the named executive officers); or (iii) has, by written agreement with the Company, consented to be identified as an officer for purposes of accepting service of process. Additionally, if the Exculpation Amendment is adopted, the types of claims that would be barred against covered officers would be a subset of those claims that are already barred against directors under our Existing Charter, as permitted by the DGCL. The Exculpation Amendment does not limit the liability of covered officers for any breach of their duty of loyalty to the Company or our stockholders, any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit.

The Board believes that eliminating personal monetary liability for covered officers under the circumstances permitted by the DGCL is reasonable and appropriate. Officers, like directors, are exposed to a substantial risk of lawsuits or proceedings seeking to impose personal monetary liability. The Exculpation Amendment is intended to enable covered officers to exercise their business judgment in furtherance of the interests of our stockholders while minimizing the potential for distraction posed by frivolous lawsuits, the costs of which are often borne by the Company either directly through indemnification or indirectly through higher insurance premiums. Without officer exculpation, the potential for such frivolous claims may result in a waste of corporate resources and present barriers to our ability to accomplish our business objectives due to the diversion of management attention.

Furthermore, since the DGCL was amended to permit officer exculpation, many Delaware corporations, including companies with which we compete for executive talent, have adopted exculpation clauses that limit the personal liability

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PROPOSAL 6 — AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS AS PERMITTED BY DELAWARE LAW

of officers in their certificates of incorporation. Failure to adopt the Exculpation Amendment could impact our ability to recruit and retain experienced and qualified officers, who may conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

Taking into account the limits on the type of claims for which covered officers’ liability would be exculpated and the benefits the Board believes would accrue to the Company and its stockholders, the Board determined that it is in the best interests of the Company and our stockholders to approve the Exculpation Amendment.

The amendment to Article THIRTEENTH relates to this Proposal 6. If our stockholders approve this proposal, we would file the Amended Charter reflecting the amendment to Article THIRTEENTH, together with the other amendments in the Amended Charter that are approved by our stockholders, if any, promptly with the Secretary of State of the State of Delaware following the Annual Meeting as described in the section titled “Stockholder Approval of Board Recommended Charter Amendments” above. This proposal is not contingent on approval of Proposal 4 or Proposal 5.

REQUIRED VOTE

The affirmative vote of a majority of the outstanding shares of stock entitled to vote is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”THE AMENDMENT TO THE EXISTING CHARTER TO GIVE THE BOARD OF DIRECTORS DISCRETION TO PROVIDE FOR OFFICER EXCULPATION CONSISTENT WITH RECENT CHANGES TO DELAWARE LAW.

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STOCKHOLDER PROPOSALS

Proposals to be included in Next Year’s Proxy Statement

Pursuant to SEC Rule 14a-8, any stockholder proposal for business other than director nominations to be considered for inclusion in next year’s Proxy Statement and acted upon at next year’s annual meeting must be received by the Corporate Secretary not later than December 16, 2025 and must comply with the other requirements set forth in SEC Rule 14a-8.

Director nominations to be considered for inclusion in next year’s Proxy Statement and acted upon at next year’s annual meeting must be received no earlier than one hundred twenty (120) days (January 27, 2026) and no later than ninety (90) days (February 26, 2026) prior to the anniversary date of the immediately preceding annual meeting and must comply with the other requirements of our By-laws; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice of the nomination must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Proposals not to be included in Next Year’s Proxy Statement

Our By-laws also establish advance notice procedures with regard to stockholder proposals or director nominations that are not submitted for inclusion in the Proxy Statement but that a stockholder instead wishes to present directly at the annual meeting.

For all proposals of business other than director nominations to be considered at next year’s annual meeting but not included in the Proxy Statement, notice must be received no earlier than one hundred twenty (120) days (January 27, 2026) and no later than ninety (90) days (February 26, 2026) prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

A formal nomination by a stockholder of a candidate for election as a director to be considered at next year’s annual meeting but not included in the Proxy Statement must be in writing and received by our Corporate Secretary no earlier than one hundred twenty (120) days (January 27, 2026) and no later than ninety (90) days (February 26, 2026) prior to the anniversary of this year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

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STOCKHOLDER PROPOSALS

In addition to satisfying the deadlines under the advance notice provisions of our By-laws described above, a stockholder who intends to solicit proxies pursuant to SEC Rule 14a-19 in support of nominees submitted under the advance notice provisions of our By-laws must provide notice to the Corporate Secretary regarding such intent no later than March 28, 2026.

General Requirements

Each proposal submitted must be a proper subject for stockholder action at the meeting, and all proposals and nominations must comply with the applicable requirements of our By-laws. All proposals and nominations must be submitted to: Corporate Secretary, Builders FirstSource, Inc., 6031 Connection Drive, Suite 400, Irving, Texas 75039. The stockholder proponent must appear in person to present the proposal or nomination at the meeting or send a qualified representative to present such proposal or nomination. If a stockholder gives notice after the applicable deadlines or otherwise does not satisfy the relevant requirements of SEC Rule 14a-8 or our By-laws, the stockholder will not be permitted to present the proposal or nomination for a vote at the meeting.

A copy of the By-laws may be obtained on the Governance section of our website at www.bldr.com or by written request to the Corporate Secretary, Builders FirstSource, Inc., 6031 Connection Drive, Suite 400, Irving, Texas 75039.

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REDUCE PRINTING AND MAILING COSTS

To reduce the expenses of delivering duplicate Notices and proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one Notice or set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and received only one Notice or set of proxy materials, you may request a separate copy of these materials at no cost to you by calling our Legal Department at (214) 880-3500, by e-mail at info@bldr.com, or by written request to the Corporate Secretary, Builders FirstSource, Inc., 6031 Connection Drive, Suite 400, Irving, Texas 75039. For future annual meetings, you may request a separate Notice or set of proxy materials, or request that we send only one Notice or set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

Stockholders may help us to reduce printing and mailing costs further by opting to receive future proxy materials by e-mail. This Notice of Annual Meeting and Proxy Statement and our 2024 Annual Report on Form 10-K are available on our website at www.bldr.com. Instead of receiving future copies of our proxy materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site.

Stockholders of Record. If you vote on the internet at www.proxypush/BLDR.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Street Name Holders. If you hold your shares in a brokerage account, you may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

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OTHER MATTERS

The Board of Directors knows of no other matters to be acted upon at the meeting, but if any matters properly come before the meeting that are not specifically set forth in the Notice, on the proxy card, and in this Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

By Order of the Board of Directors,

Timothy D. Johnson Corporate Secretary

April 15, 2025

Builders FirstSource, Inc. and the Builders FirstSource logo are trademarks or service marks of an affiliate of

Builders FirstSource, Inc. © 2025 Builders FirstSource, Inc. All rights reserved.

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APPENDIX A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BUILDERS FIRSTSOURCE, INC.

BUILDERS FIRSTSOURCE, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify as follows:

1.
That the Corporation was originally incorporated under the name BSL Holdings, Inc. The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on March 4, 1998.
2.
That an Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 6, 2005.
3.
That a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 4, 2021.
4.
That, at a meeting of the Board of Directors of the Corporation (the “Board of Directors”), resolutions were duly adopted restating and further amending the Amended and Restated Certificate of Incorporation of the Corporation (as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation), declaring this Amended and Restated Certificate of Incorporation to be advisable and directing that this Amended and Restated Certificate of Incorporation be considered at the next Annual Meeting of Stockholders of the Corporation.
5.
That this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation (as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation) and was duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with Sections 242 and 245 of the DGCL.
6.
That the text of the Amended and Restated Certificate of Incorporation hereby reads as follow:

FIRST: The name of the Corporation is Builders FirstSource, Inc. (hereinafter the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

FOURTH: (1) Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 310,000,000, of which the Corporation shall have the authority to issue 300,000,000 shares of Common Stock, each having a par value of $0.01 per share, and 10,000,000 shares of Preferred Stock, each having a par value of $0.01 per share.

(2)
Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:
(a)
No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.

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(b)
Dividends; Stock Splits. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock, or property of the Corporation when, as, and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.
(c)
Liquidation, Dissolution, etc. In the event of any liquidation, dissolution, or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them.
(d)
No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
(3)
Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights, and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.
(4)
Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders:

(1)
The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(2)
The directors shall have concurrent power with the stock-holders to make, alter, amend, change, add to, or repeal the By-Laws of the Corporation.
(3)
The number of directors constituting the Board of Directors shall ~~consist of not less than 3 nor more than 13 members, the exact number of which shall~~ be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. Election of directors need not be by written ballot unless the By-Laws so provide.
(4)
~~The directors shall be divided~~ Until the election of directors at the annual meeting of stockholders to be held in 2028, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be classified, with respect to the time for which they severally hold office, into three classes,

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designated Class I, Class II, and Class III~~. Each class shall consist~~, as nearly equal in number as may be possible, ~~of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2006 Annual Meeting; the term of the initial Class II directors shall terminate on the date of the 2007 Annual Meeting; and the term of the initial Class III directors shall terminate on the date of the 2008 Annual Meeting. At each Annual Meeting of Stockholders beginning in 2006, successors to the class of directors whose term expires at that Annual Meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.~~Class I being the class most recently elected for a term expiring at the annual meeting of stockholders to be held in 2027, Class II being the class to be elected at the annual meeting of stockholders to be held in 2025 for a term expiring at the annual meeting of stockholders to be held in 2028, and Class III being the class most recently elected for a term expiring at the annual meeting of stockholders to be held in 2026, with each class to hold office until its successor is duly elected and qualified. Until the annual meeting of stockholders to be held in 2026, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Commencing with the election of directors at the annual meeting of stockholders to be held in 2026, all directors shall be elected for a one year term expiring at the next annual meeting of stockholders, and commencing with the election of directors at the annual meeting of stockholders to be held in 2028, the classification of the Board of Directors shall terminate.
(5)
A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Any director may resign at any time in accordance with the By-Laws.
(6)
Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director ~~of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director~~ elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time~~, but only for cause and only~~  by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors; provided that until the election of the directors at the annual meeting of stockholders to be held in 2028, such removal may be only for cause. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless otherwise expressly provided by the terms of such class or series of Preferred Stock.
(7)
No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director ; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the DGCL or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date of this Certificate to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided in this Certificate, shall be limited

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to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Clause (7) of Article FIFTH shall not adversely affect any limitation on the personal liability or any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
(8)
In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such By-Laws had not been adopted.

SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

SEVENTH: Unless otherwise required by law, Special Meetings of Stockholders, for any purpose or purposes, may be called by either the Chairman of the Board of Directors, if there be one, or the Chief Executive Officer, if there be one, and shall be called by any officer at the request in writing of (i) the Board of Directors, or (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings. The ability of the stockholders to call a Special Meeting of Stockholders is hereby specifically denied.

EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called Annual or Special Meeting of Stockholders of the Corporation, and the ability of the stockholders to consent in writing without a meeting to the taking of any action is hereby specifically denied.

NINTH: The Corporation shall not be governed by the provisions of Section 203 of the DGCL.

TENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors, and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors, or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article TENTH.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article TENTH to directors and officers of the Corporation.

The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right that any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors, pursuant to the direction (howsoever embodied) of any court of competent jurisdiction, or otherwise.

Any repeal or modification of this Article TENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee, or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

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ELEVENTH: Notwithstanding anything contained in this Certificate of Incorporation or the By-Laws to the contrary, any provision in the By-Laws that provides for more than a majority vote for any action may only be amended or repealed by a supermajority vote equal to the supermajority vote called for in such provision.

TWELFTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66.67%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change, or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles FIFTH and TENTH of this Amended and Restated Certificate of Incorporation or this Article TWELFTH.

THIRTEENTH: To the fullest extent permitted by law, no officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as an officer; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the DGCL or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of an officer (i) for any breach of the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the officer derived an improper personal benefit, or (iv) in any action by or in the right of the Corporation. If the DGCL is amended after approval by the Corporation’s stockholders of this Article THIRTEENTH to authorize the further elimination or limitation of the liability of officers, then the liability of an officer of the Corporation, in addition to the elimination or limitation on personal liability provided in this Certificate, shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article THIRTEENTH shall not adversely affect any limitation on the personal liability or any right or protection of an officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. For purposes of this Article THIRTEENTH, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as it presently exists or may hereafter be amended from time to time.

~~THIRTEENTH~~FOURTEENTH: If any provision in this Amended and Restated Certificate of Incorporation is determined to be invalid, void, illegal, or unenforceable, the remaining provisions of this Amended and Restated Certificate of Incorporation shall continue to be valid and enforceable and shall in no way be affected, impaired, or invalidated.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed on its behalf this day of , 2025.

BUILDERS FIRSTSOURCE, INC.

Name:
Title:

BUILDERS FIRSTSOURCE, INC.	91	2025 PROXY STATEMENT

Builders® FirstSource P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! X Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Builders FirstSource, Inc. Annual Meeting of Stockholders For Stockholders of record as of March 28, 2025 Tuesday, May 27, 2025 9:00 AM, Central Time 6031 Connection Drive, Irving TX 75039 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 8:00 AM, Central Time, May 27, 2025. This proxy is being solicited on behalf of the Board of Directors Internet: www.proxypush.com/BLDR • Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-490-6854 · Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided The undersigned hereby appoints Timothy D. Johnson and Pete R. Beckmann (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Builders FirstSource, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Builders® FirstSource Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4, 5 AND 6 PROPOSAL 1. Election of Directors 1.01 Mark A. Alexander 1.02 Dirkson R. Charles 1.03 Peter M. Jackson Builders FirstSource, Inc. Annual Meeting of Stockholders YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR AGAINST ABSTAIN FOR FOR FOR 2. An advisory vote on the compensation of the named executive officers 3. The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm FOR AGAINST ABSTAIN FOR FOR 4. An amendment to the Certificate of Incorporation to declassify the Board of Directors 5. An amendment to the Certificate of Incorporation to remove limits on the size of our Board of Directors FOR FOR 6. An amendment to the Certificate of Incorporation to limit the liability of certain officers consistent with Delaware law FOR Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date